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                                                                    Exhibit 10.1


                       $32,500,000 REVOLVING LOAN FACILITY
                         $12,500,000 TERM LOAN FACILITY

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

                                      AMONG

                              ACORN PRODUCTS, INC.

                                       AND

                                UNIONTOOLS, INC.
                                  AS BORROWER,

                           CAPITALSOURCE FINANCE LLC,
                               AS AGENT AND LENDER

                                       AND

                            THE OTHER LENDERS THERETO

                                   DATED AS OF
                                  JUNE 28, 2002

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               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                PAGE
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
I.       DEFINITIONS..............................................................................................1
         1.1         General Terms................................................................................1

II.      LOANS, PAYMENT AND INTEREST..............................................................................1
         2.1         The Revolving Facility.......................................................................1
         2.2         The Revolving Notes; Maturity................................................................2
         2.3         Interest.....................................................................................3
         2.4         Facility Disbursements; Requirement to Deliver Borrowing Certificate.........................3
         2.5         Collections; Repayment; Borrowing Availability and Lockbox...................................3
         2.6         Standby Letters of Credit....................................................................4
         2.7         Term Loan....................................................................................6
         2.8         Interest on the Term Notes...................................................................6
         2.9         Repayment of Term Loan; Maturity.............................................................7
         2.10        Manner of Payment............................................................................7
         2.11        Repayment of Excess Advances.................................................................7
         2.12        Other Mandatory Prepayments..................................................................8
         2.13        Payments by Agent............................................................................9
         2.14        Grant of Security Interest; Collateral.......................................................9
         2.15        Collateral Administration...................................................................10
         2.16        Power of Attorney...........................................................................11
         2.17        Notes.......................................................................................12

III.     FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE....................................................12
         3.1         Commitment Fee..............................................................................12
         3.2         Unused Line Fee.............................................................................12
         3.3         Collateral Management Fee...................................................................12
         3.4         Early Termination Fee.......................................................................12
         3.5         Standby Letter of Credit Fees...............................................................13
         3.6         Computation of Fees; Lawful Limits..........................................................13
         3.7         Default Rate of Interest....................................................................13
         3.8         Joint and Several Liability/Cross-Guarantee.................................................13
         3.9         Issued Shares...............................................................................15
         3.10        Allocation of Purchase Price................................................................15
         3.11        Borrower Representation.....................................................................15

IV.      CONDITIONS PRECEDENT....................................................................................16
         4.1         Conditions to Initial Advance and Closing...................................................16
         4.2         Conditions to Each Advance and Funding of Term Loan.........................................18
         4.3         No Overadvances.............................................................................19

V.       REPRESENTATIONS AND WARRANTIES..........................................................................19
         5.1         Organization and Authority..................................................................19
         5.2         Loan Documents..............................................................................20
         5.3         Subsidiaries, Capitalization and Ownership Interests........................................20
         5.4         Properties..................................................................................20

         5.5         Other Agreements............................................................................21
         5.6         Litigation..................................................................................21
         5.7         Hazardous Materials.........................................................................21
         5.8         Tax Returns; Governmental Reports...........................................................22
         5.9         Financial Statements and Reports............................................................22
         5.10        Compliance with Law.........................................................................22
         5.11        Intellectual Property.......................................................................23
         5.12        Licenses and Permits; Labor.................................................................23
         5.13        No Default; Solvency........................................................................23
         5.14        Disclosure..................................................................................23
         5.15        Existing Indebtedness; Investments, Guarantees and Certain Contracts........................24
         5.16        Inventory Records...........................................................................24
         5.17        Insurance...................................................................................24
         5.18        Names; Location of Offices, Records and Collateral..........................................24
         5.19        Non-Subordination...........................................................................24
         5.20        Accounts....................................................................................25
         5.21        Survival....................................................................................25

VI.      AFFIRMATIVE COVENANTS...................................................................................25
         6.1         Financial Statements, Reports and Other Information.........................................25
         6.2         Payment of Obligations......................................................................28
         6.3         Conduct of Business and Maintenance of Existence and Assets.................................28
         6.4         Compliance with Legal and Other Obligations.................................................28
         6.5         Insurance...................................................................................29
         6.6         True Books..................................................................................29
         6.7         Inspection; Periodic Audits.................................................................29
         6.8         Further Assurances; Post Closing............................................................29
         6.9         Payment of Indebtedness.....................................................................30
         6.10        Lien Searches...............................................................................30
         6.11        Use of Proceeds.............................................................................30
         6.12        Collateral Documents; Security Interest in Collateral.......................................30
         6.13        Taxes and Other Charges.....................................................................31

VII.     NEGATIVE COVENANTS......................................................................................32
         7.1         Financial Covenants.........................................................................32
         7.2         Indebtedness................................................................................32
         7.3         Liens.......................................................................................32
         7.4         Investments; Investment Property; New Facilities or Collateral; Subsidiaries................33
         7.5         Dividends; Redemptions; Equity..............................................................33
         7.6         Transactions with Affiliates................................................................34
         7.7         Charter Documents; Fiscal Year; Dissolution; Use of Proceeds; Life Insurance;
                     Disposition of Collateral; Taxes; Trade Names...............................................34
         7.8         Transfer of Assets..........................................................................35
         7.9         Contingent Obligations and Risks............................................................35
         7.10        Truth of Statements.........................................................................36
         7.11        Payment on Subordinated Debt................................................................36
         7.12        Non-Hypothecation on Real Property..........................................................36

VIII.    EVENTS OF DEFAULT.......................................................................................36

IX.      RIGHTS AND REMEDIES AFTER DEFAULT.......................................................................39
         9.1         Rights and Remedies.........................................................................39
         9.2         Application of Proceeds.....................................................................39

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
         9.3         Rights to Appoint Receiver..................................................................40
         9.4         Attorney In Fact............................................................................40
         9.5         Blocked Accounts............................................................................40
         9.6         Rights and Remedies not Exclusive...........................................................41

X.       WAIVERS AND JUDICIAL PROCEEDINGS........................................................................41
         10.1        Waivers.....................................................................................41
         10.2        Delay; No Waiver of Defaults................................................................41
         10.3        Jury Waiver.................................................................................41
         10.4        [Reserved.].................................................................................42
         10.5        Amendment and Waivers.......................................................................42

XI.      EFFECTIVE DATE AND TERMINATION..........................................................................42
         11.1        Effectiveness and Termination...............................................................42
         11.2        Survival....................................................................................43

XI-A.    AGENCY PROVISIONS.......................................................................................43
         11-A.1      Agent.......................................................................................43
         11-A.2      Consents....................................................................................47
         11-A.3      Set Off and Sharing of Payments.............................................................47
         11-A.4      Disbursement of Funds.......................................................................48
         11-A.5      Settlements; Payments and Information.......................................................49
         11-A.6      Dissemination of Information................................................................50

XII.     MISCELLANEOUS...........................................................................................50
         12.1        Governing Law; Jurisdiction; Service of Process; Venue......................................50
         12.2        Successors and Assigns; Assignments and Participations......................................51
         12.3        Application of Payments.....................................................................53
         12.4        Indemnity...................................................................................53
         12.5        Notice......................................................................................54
         12.6        Severability; Captions; Counterparts; Facsimile Signatures..................................54
         12.7        Expenses....................................................................................54
         12.8        Entire Agreement............................................................................55
         12.9        Approvals and Duties........................................................................55
         12.10       Confidentiality and Publicity...............................................................56
         12.11       Release of Collateral.......................................................................56

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               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

         THIS REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "AGREEMENT") dated as of June 28, 2002, is entered into by and among ACORN PRODUCTS, INC., a Delaware corporation (the "PARENT"), UNIONTOOLS, INC., a Delaware corporation ("UNION"), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("CAPITALSOURCE"), as administrative agent and collateral agent for Lenders (in such capacities, the "AGENT"), and the Lenders. The Parent and Union are collectively referred to herein as the "BORROWER".

         WHEREAS, Borrower has requested that Lenders make available to Borrower
(i) a revolving credit facility (the "REVOLVING FACILITY") in a maximum principal amount at any time outstanding not to exceed Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000.00) (the "FACILITY CAP"), and (ii) a term loan facility (the "TERM LOAN") in an aggregate maximum principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "MAXIMUM LOAN AMOUNT"), the proceeds of which shall be used by Borrower for refinancing Borrower's existing obligations and indebtedness and working capital needs in connection with its lawn and garden products business as of the date hereof and as contemplated by the terms of this Agreement (the "BUSINESS"); and

         WHEREAS, Lenders are willing to make the Revolving Facility and Term Loan available to Borrower upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower, Agent and Lenders hereby agree as follows:

I.       DEFINITIONS

1.1      GENERAL TERMS

         For purposes of the Loan Documents and all Annexes thereto, in addition to the definitions above and elsewhere in this Agreement or the other Loan Documents, the terms listed in Appendix A hereto shall have the meanings given such terms in Appendix A, which is incorporated herein and made a part hereof. All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein. Unless otherwise specified herein or in Appendix A, this Agreement and any agreement or contract referred to herein or in Appendix A shall mean such agreement as modified, amended or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

II.      LOANS, PAYMENT AND INTEREST

2.1      THE REVOLVING FACILITY

         (a) Subject to the provisions of this Agreement, each Revolving Lender agrees to make available its Pro Rata Share of Advances to Borrower under the Revolving Facility from time to time during the Term; provided, that (i) the Pro Rata Share of the Advances of any Revolving Lender shall not at any time exceed its separate Commitment, and (ii) the aggregate amount of all Advances at any time outstanding under the Revolving Facility shall not exceed the lesser of (A) the Facility Cap and (B) the Availability (as defined below) minus the outstanding Letter of Credit Obligations. The obligations of Revolving Lenders hereunder shall be several and not joint up to the amount of the Commitments. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is availability within the Borrowing Base for Advances shall be made by Agent in its Permitted Discretion and is final and binding upon Borrower. Unless otherwise permitted by Agent, each Advance shall be in an amount of at least $100,000. Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the value, in U.S. dollars, of (i) eighty percent (80%) of Eligible Receivables in the Borrowing Base, and (ii) (A) from November 1 of each year until January 31 of the following year, sixty percent (60%) or (B) from February 1 until October 31 of each year, fifty-five percent (55%), of Eligible Inventory Costs in the Borrowing Base minus, if applicable, amounts reserved pursuant to this Agreement (such calculated amount being referred to herein as the "AVAILABILITY"). Advances under the Revolving Facility automatically shall be made for the payment of interest on the Notes and other Obligations on the date when due to the extent available and as provided for herein.

         (b) Agent has established the above-referenced advance rates for Availability and, in its Permitted Discretion, may further adjust the Availability and such advance rates by applying percentages (known as "LIQUIDITY FACTORS") to Eligible Receivables based upon Borrower's actual recent collection history in a manner consistent with Agent's underwriting practices and procedures, including, without limitation, Agent's review and analysis of, among other things, Borrower's historical returns, rebates, discounts, credits and allowances (collectively, the "DILUTION ITEMS"). Such liquidity factors and the advance rates for Availability may be adjusted by Agent throughout the Term as warranted by Agent's underwriting practices and procedures in its Permitted Discretion. Also, Agent shall have the right to establish and readjust from time to time, in its Permitted Discretion, reserves against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrower under the Revolving Facility pursuant to this Agreement.

2.2      THE REVOLVING NOTES; MATURITY

         (a) All Advances under the Revolving Facility shall be evidenced by the Revolving Notes, payable to the order of each Revolving Lender in the principal amount of the Commitment of such Revolving Lender, duly executed and delivered by Borrower. The Revolving Notes shall evidence the aggregate Indebtedness of Borrower to Revolving Lenders resulting from Advances under the Revolving Facility from time to time. Each Revolving Lender hereby is authorized, but is not obligated, to enter the amount of such Revolving Lender's Pro Rata Share of each Advance under the Revolving Facility, and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to such Revolving Lender's Revolving Note(s). Agent will account to Borrower monthly with a statement of Advances under the Revolving Facility, and charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrower in writing to the contrary within 30 calendar days of Receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

         (b) All amounts outstanding under the Revolving Notes and other Obligations under the Revolving Facility shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

2.3      INTEREST

         Interest on outstanding Advances under the Revolving Notes shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 3.00%, provided, however, that, notwithstanding any provision of any Loan Document, the interest on outstanding Advances under the Revolving Notes shall be not less than 8.00%, in each case calculated on the basis of a 360-day year and for the actual number of days elapsed in each interest calculation period. Interest accrued on each Advance under the Revolving Notes shall be due and payable on the first day of each calendar month, in accordance with the procedures provided for in Section 2.5 and Section 2.10, commencing August 1, 2002 and continuing until the later of the expiration of the Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement.

2.4      FACILITY DISBURSEMENTS; REQUIREMENT TO DELIVER BORROWING CERTIFICATE

         So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Agent irrevocable written notice requesting an Advance under the Revolving Facility by delivering to Agent not later than 11:00 a.m. (New York City time) at least one (1) but not more than four (4) Business Days before the proposed borrowing date of such requested Advance (the "BORROWING DATE"), a completed Borrowing Certificate requesting such Advance accompanied by relevant supporting documentation satisfactory to Agent, which shall (a) specify the proposed Borrowing Date of such Advance which shall be a Business Day, (b) specify the principal amount of such requested Advance, (c) certify the matters contained in Section 4.2, and (d) specify the amount of any recoupments of any third-party payor being sought, requested or claimed, or, to Borrower's knowledge, threatened against Borrower or Borrower's affiliates. On Wednesday of each week during the Term (and more frequently if Agent shall so request in its Permitted Discretion) until the Obligations (other than contingent obligations and indemnities that survive repayment of the Loans and termination of the Commitments) are indefeasibly paid in cash in full and this Agreement is terminated, Borrower shall deliver to Agent a Borrowing Certificate accompanied by a separate detailed aging and categorizing of Borrower's accounts receivable and such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Agent shall request in its Permitted Discretion; provided, however, ineligible amounts in the Borrowing Base are only required to be computed on a monthly basis. On each Borrowing Date, Borrower irrevocably authorizes Agent to disburse the proceeds of the requested Advance to the applicable account(s) of Borrower specified in the applicable Borrowing Certificate, each of which accounts shall constitute one or more of the accounts set forth on Schedule 2.4, in all cases for credit to the applicable Borrower (or to such other account as to which the Borrower shall instruct Agent in writing) via Federal funds wire transfer no later than 4:00 p.m. New York City time.

2.5      COLLECTIONS; REPAYMENT; BORROWING AVAILABILITY AND LOCKBOX

         Borrower shall maintain a lockbox together with a blocked account (individually and collectively, the "BLOCKED ACCOUNT") with one or more banks reasonably acceptable to Agent (each, a "LOCKBOX BANK"), and shall execute with each Lockbox Bank one or more agreements reasonably acceptable to Agent (individually and collectively, the "LOCKBOX AGREEMENT"), and such other agreements related thereto as Agent may reasonably require. Borrower shall ensure that all collections of their respective Accounts and all other cash payments received by Borrower (other than direct proceeds of sales of equity securities and Subordinated Debt) are paid and delivered directly from Account Debtors and other Persons into the Blocked Account. The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Blocked Accounts into a depository account or accounts maintained by Agent or an affiliate of Agent at such bank as Agent may communicate to Borrower from time to time (the "CONCENTRATION ACCOUNT"). Notwithstanding and without limiting any other provision of any Loan Document, Agent shall apply, on a daily basis, all funds (a) transferred into the

Concentration Account pursuant to the Lockbox Agreement and this Section 2.5 and
(b) received in connection with the disposition of assets, to the Obligations to be applied in the following order of priority: (i) first, to the payment of all outstanding Advances, (ii) second, to the payment of all interest, fees and expenses then due to Agent and the Lenders, (iii) third, to the payment of all amounts then due and payable on the outstanding Term Loans, and (iv) fourth, to all other Obligations, including the cash collateralization of the Letters of Credit. To the extent that any Accounts collections of Borrower or any other cash payments received by Borrower are not sent directly to the Blocked Account but are received by Borrower or any of their affiliates, such collections and proceeds shall be held in trust for the benefit of Agent and Lenders and immediately remitted (and in any event within two (2) Business Days), in the form received, to the Blocked Account for immediate transfer to the Concentration Account. All funds transferred to the Concentration Account for application to the Obligations under the Revolving Facility shall be applied to reduce the Obligations under the Revolving Facility, but, for purposes of calculating interest hereunder, shall be subject to a five (5) Business Day clearance period. If as the result of collections of Accounts and/or any other cash payments received by Borrower pursuant to this Section 2.5 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower upon written request in accordance with the terms of this Agreement. If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of the Blocked Account, Borrower and its affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts(s) and in the manner specified by Agent in its sole discretion.

2.6      STANDBY LETTERS OF CREDIT

         (a) Subject to the terms and conditions hereof, Agent shall (a) from time to time during the Term issue or cause the L/C Issuer to issue Standby Letters of Credit for the account of Borrower; provided, however, that Agent will not be required to issue or to cause to be issued any Standby Letters of Credit to the extent that the issuance of such Standby Letters of Credit would then cause the sum of the outstanding Advances to exceed the lesser of (i) Availability minus the outstanding Letter of Credit Obligations (with the requested Standby Letter of Credit being deemed to be outstanding for the purposes of this calculation) or (ii) the Facility Cap. The maximum amount of outstanding Standby Letters of Credit shall not exceed Five Million Dollars ($5,000,000) in the aggregate at any time. Each disbursement or payment by the L/C Issuer or Agent of an amount drawn under Standby Letters of Credit shall be deemed to be an Advance and shall bear interest at the Applicable Rate for Revolving Notes. Standby Letters of Credit that have not been drawn upon shall not bear interest.

         (b) Borrower may from time to time upon notice not later than 11:00 a.m., New York City time, at least three (3) Business Days in advance, request Agent to assist Borrower in establishing or opening a Standby Letter of Credit by delivering to Agent at the Payment Office, the L/C Issuer's standard form of standby letter of credit application (the "STANDBY LETTER OF CREDIT APPLICATION") completed to the satisfaction of the L/C Issuer, and such other certificates, documents and other papers and information as Agent or L/C Issuer may reasonably request.

         (c) Each Standby Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Standby Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Standby Letter of Credit Application and each Standby Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof.

         (d) In connection with the issuance of any Standby Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each L/C Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any L/C Issuer, and reasonable expenses and reasonable attorneys' fees incurred by Agent, any Lender or any L/C Issuer arising out of, or in connection with, any Standby Letter of Credit to be issued for the account of Borrower, except as such loss, cost, expense or liability results from such Person's gross negligence, bad faith or willful misconduct. Borrower shall be bound by the L/C Issuer's regulations and good faith interpretations of any Standby Letter of Credit issued or created for Borrower's account, although this interpretation may be different from Borrower's own; and, neither Agent nor any Lender, any L/C Issuer, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Standby Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Standby Letter of Credit, except for Agent's, any Lender's, such L/C Issuer's or such correspondents' gross negligence or willful misconduct.

         (e) Borrower shall authorize and direct the L/C Issuer to name Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the L/C Issuer pursuant to the Standby Letters of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Standby Letters of Credit and the applications therefor.

         (f) Each Revolving Lender shall to the extent of its Pro Rata Share of the aggregate amount of all disbursements made with respect to the Standby Letters of Credit be deemed to have irrevocably purchased an undivided participation in each Advance made as a consequence of such disbursement. If at the time a disbursement is made the unpaid balance of Advances exceeds or would exceed, with the making of such disbursement, the maximum amounts permitted under this Agreement and if such disbursement is not reimbursed by Borrower within two (2) Business Days, then Agent shall promptly notify each Revolving Lender, and upon Agent's demand each Revolving Lender shall pay to Agent such Revolving Lender's Pro Rata Share of such unreimbursed disbursement together with such Revolving Lender's Pro Rata Share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each of the Revolving Lenders that Revolving Lender's Pro Rata Share of such repayment. Each Revolving Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or to cause the issuance of Standby Letters of Credit hereunder; (B) no Standby Letter of Credit issued hereunder remains outstanding and uncancelled; or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Standby Letters of Credit.

         (g) The obligations of a Revolving Lender to make payments to the Agent for the account of the Agent or the L/C Issuer with respect to a Standby Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against a beneficiary named in such Standby Letter of Credit or any transferee of such Standby Letter of Credit (or any Person for which any such transferee may be acting), the Agent, L/C Issuer, any Lender, or any other person, whether in connection with this Agreement, such Standby Letter of Credit, the transactions contemplated herein or any related transactions (including any underlying transactions between Borrower or any other party and the beneficiary named in such Standby Letter of Credit);

                  (iii) any draft, certificate or any other document presented under such Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the Loan Documents;

                  (v) any failure by the Agent to provide any notices required pursuant to this Agreement relating to such Standby Letter of Credit;

                  (vi) any payment by the L/C Issuer under any of the Standby Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Standby Letter of Credit (if, in the good faith opinion of the L/C Issuer, such prepayment is deemed to be appropriate); or

                  (vii) the occurrence and continuation of any Default or Event of Default;

provided, however, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of Borrower or any Lender, as the case may be, to commence any proceeding against such L/C Issuer for any wrongful disbursement made by such L/C Issuer under a Standby Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such L/C issuer.

2.7      TERM LOAN

         Subject to the terms and conditions set forth in this Agreement, each Term Lender agrees to loan to Borrower on the Closing Date its Pro Rata Share of the Term Loan, which is in the aggregate original principal amount of the Maximum Loan Amount. The Term Loan is not a revolving credit facility and may not be drawn, repaid and redrawn. Any repayments of principal on the Term Loan shall be applied to permanently reduce the Term Loan and Maximum Loan Amount. The obligations of the Term Lenders hereunder are several and not joint. The Term Loan shall be evidenced by Term Notes, payable to the order of each Term Lender in the principal amount of the Commitment of the applicable Term Lender, duly executed and delivered by Borrower. The Term Notes shall evidence the aggregate Indebtedness of Borrower to Term Lenders under the Term Loan. Each Term Lender hereby is authorized, but is not obligated, to enter the amount of such Lender's Pro Rata Share of outstanding principal of the Term Loan and the amount of each payment or prepayment of principal and interest thereon on the reverse of or on an attachment to such Term Lender's Term Note. On the Closing Date, Borrower irrevocably authorizes Agent to disburse the proceeds of the Term Loan to the applicable account(s) of Borrower as set forth on Schedule 2.4, in all cases for credit to the applicable Borrower (or to such other account as to which the Borrower shall instruct Agent in writing) via Federal funds wire transfer.

2.8      INTEREST ON THE TERM NOTES

         Interest on the outstanding balance of the Term Loan under the Term Notes shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 5.00%; provided, however, that, notwithstanding any other provision of any Loan Document, the interest on the outstanding principal balance of the Term Loan under the Term Notes shall be not less than 10.00%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period. Interest accrued on the Term Loan shall be due and payable on the first day of each calendar month commencing on August 1, 2002, and continuing until the later of the expiration of the Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement. Advances under the Revolving Facility may be made automatically by Lenders for the payment of interest and principal on the Term Loan and other Obligations on the date when due to the extent available and as provided for herein.

2.9      REPAYMENT OF TERM LOAN; MATURITY

         Payment of principal (in addition to the interest payments in Section 2.8) and all other amounts outstanding under the Term Loan shall be made quarterly in arrears as follows:

         (a) $625,000 per calendar quarter shall be due and payable on each of October 1, 2003, January 1, 2004, April 1, 2004 and July 1, 2004;

         (b) $750,000 per calendar quarter shall be due and payable on each of October 1, 2004, January 1, 2005, April 1, 2005 and July 1, 2005;

         (c) $812,500 per calendar quarter shall be due and payable on each of October 1, 2005, January 1, 2006, April 1, 2006 and July 1, 2006;

         (d) $937,500 per calendar quarter shall be due and payable on each of October 1, 2006, January 1, 2007 and April 1, 2007;

         (e) all remaining outstanding amounts under the Term Loan shall be due and payable in full on the last day of the Term; and

         (f) the unpaid principal of the Term Loan and all other Obligations under the Term Loan shall be due and payable in full, and the Term Notes shall mature, if not earlier in accordance with this Agreement, on the Maturity Date.

2.10     MANNER OF PAYMENT

         Any payments made by Borrower (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset or counterclaim, in U.S. dollars, in immediately available funds to such account as may be indicated in writing by Agent to Borrower from time to time. Any such payment received after 2:00 p.m. New York City time on any date shall be deemed received on the following Business Day. Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

2.11     REPAYMENT OF EXCESS ADVANCES

         Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of (a) the Facility Cap in existence at such time or (b) the Availability minus the outstanding Letter of Credit Obligations shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.10.

2.12     OTHER MANDATORY PREPAYMENTS

         In addition to and without limiting any provision of any Loan Document:

         (a) if a Change of Control occurs, on or prior to the first Business Day following the date of such Change of Control, Borrower shall prepay the Loans and all other Obligations in full in cash together with accrued interest thereon to the date of prepayment and all other amounts owing to Agent and Lenders under the Loan Documents; and

         (b) if Borrower or any of its Subsidiaries, in any transaction or series of related transactions, sells any of its material assets or other properties (other than in the ordinary course of business and sales of assets that are replaced within 180 calendar days with similar assets), Borrower shall prepay the Revolving Loans with the proceeds thereof to the extent such assets are included in the Availability under the Borrowing Base, and the Term Loan to the extent such assets are not included in the Availability under the Borrowing Base, to be applied pro rata to the remaining principal payments due on the Term Loan; and

         (c) if Borrower or any of its Subsidiaries, in any transaction or series of transactions, (i) sells or issues any securities, capital stock or ownership interests (other than Permitted Securities), (ii) receives any property damage insurance award or receives any insurance proceeds of any kind that are not used within 180 calendar days to repair or replace the property or assets covered thereby, or (iii) incurs any Indebtedness except for Permitted Indebtedness, then it shall apply 100% of the proceeds thereof to the prepayment of the Loans and the Obligations, first pro rata to the remaining principal payments due on the Term Loan and then to the Revolving Facility; and

         (d) upon consummation of the 2002 Rights Offering, Borrower shall prepay the Term Loans to the extent of any cash proceeds received in connection with such 2002 Rights Offering in excess of $1,100,000, with such proceeds to be applied pro rata to the remaining principal payments due on the Term Loan; and

         (e) beginning with Borrower's fiscal year 2003, and until such time as the Obligations relating to the Term Loan are indefeasibly paid in full in cash, fifty percent (50%) of Borrower's Excess Cash Flow for each fiscal year shall be paid by Borrower to Agent, for the ratable benefit of Term Lenders, and shall be applied by Agent to reduce the Obligations relating to the Term Loan. Such payments shall be made within ten (10) days after the day of delivery to Agent of Borrower's annual audited financial statements, but in any event not later than one hundred (100) calendar days after the end of the fiscal year to which such Excess Cash Flow relates. Such payments are to be applied pro rata to the remaining payments due on the Term Loan; provided, however, during the existence of any Event of Default, such payments shall be applied to the Obligations relating to the Term Loan at such time and in such manner and order as Agent shall decide in its sole discretion.

         Notwithstanding anything contained in this Section 2.12 to the contrary, if any Overadvance exists at the time a payment is due under this
Section 2.12, such payment shall be applied first to eliminate the Overadvance and then shall be distributed according to the provisions hereof. An "Overadvance" shall exist if the outstanding balance of all Advances and Letter of Credit Obligations shall exceed the lesser of (i) the Facility Cap and (ii) Availability.

2.13     PAYMENTS BY AGENT

         Should any amount required to be paid under any Loan Document be unpaid after it is due and payable, such amount may be paid by Agent to the extent availability then exists, for the account of Lenders, which payment shall be deemed a request for an Advance under the Revolving Facility as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders, by way of direct payment of the relevant amount, interest or Obligations. No payment or prepayment of any amount by Agent, Lenders or any other Person shall entitle any Person to be subrogated to the rights of Agent and/or Lenders under any Loan Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated. Any sums expended by Agent and/or Lenders as a result of Borrower's or any Guarantor's failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower's account as an Advance under the Revolving Facility and added to the Obligations.

2.14     GRANT OF SECURITY INTEREST; COLLATERAL

         (i) To secure the payment and performance of the Obligations, each Borrower hereby grants to Agent, for the benefit of itself and the Lenders, a valid, perfected, continuing first priority (other than with respect to property or assets covered by Priority Permitted Liens) security interest in and Lien upon, and pledges to Agent, for the benefit of itself and the Lenders, all of its right, title and interest in and to and upon all of Borrower's assets, now owned or hereafter acquired, including, without limitation, all of the following property and interests in property of Borrower:

                  (a) all of Borrower's tangible personal property, including without limitation all present and future Goods, Inventory and Equipment (including items of equipment which are or become Fixtures), Software and Computer Hardware and Software, now owned or hereafter acquired;

                  (b) all of Borrower's intangible personal property, including without limitation all present and future Accounts, securities, Contract Rights, Permits, General Intangibles, Chattel Paper, Investment Property, Intellectual Property, Documents, Instruments, Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds (including, without limitation, proceeds of any life insurance policy), now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

                  (c) all of Borrower's present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by Borrower; provided, however, that Agent shall not have a security interest in any rights under any Government Contract of Borrower or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, ss. 203 or Title 41, ss. 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

                  (d) any and all additions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

         (ii) Notwithstanding the foregoing provisions of this Section 2.14, such grant of a security interest shall not extend to, and the term "Collateral" shall not include, any General Intangibles of Borrower to the extent that (but only to the extent that) (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term "Collateral" shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and
(c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term "Collateral."

         (iii) In addition to the foregoing, to secure the payment and performance of the Obligations, each Borrower has pledged to Agent, for its benefit and the benefit of the Lenders, all of the securities it owns in the other Borrowers or any other Person pursuant to the Stock Pledge Agreement to which it is a party.

         (iv) Each Borrower has full right and power to grant to Agent, for the benefit of itself and the Lenders, a perfected, first priority (other than with respect to property or assets covered by Priority Permitted Liens) security interest and Lien in the Collateral pursuant to this Agreement. Upon the execution and delivery of this Agreement, and upon the filing of the necessary financing statements and delivery of the necessary stock certificates, control and/or possession, as applicable, without any further action, Agent, for the benefit of itself and the Lenders, will have a good, valid and first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (a) on behalf of Agent, for the benefit of itself and the Lenders, and/or (b) in connection with Permitted Liens. Borrower is not a party to any agreement, document or instrument that conflicts with this Section 2.14 or that otherwise relates to the Collateral.

2.15     COLLATERAL ADMINISTRATION

         (a) All Collateral (except Deposit Accounts and Collateral in the possession of Agent) will at all times be kept by Borrower at the locations set forth on Schedule 5.18B hereto and shall not, without 30 calendar days prior written notice to Agent, be moved therefrom, and in any case shall not be moved outside the continental United States. Borrower shall keep accurate and complete records of its Collateral and all payments and collections on Accounts and shall submit such records to Agent on such periodic bases as Agent may request. Any of the Agent's or any Lender's officers, employees, representatives or agents shall have the right, upon reasonable notice to Borrower during normal business hours, in the name of Agent or any Lender, any designee of Agent, any Lender or Borrower, to verify the validity, amount or any other matter relating to the Collateral; provided, however, no such notice shall be required during the occurrence and continuation of any Default or Event of Default. Borrower shall cooperate fully with Agent and Lenders in an effort to facilitate and promptly conclude such verification process. In addition to and notwithstanding any provision of any Loan Document, Agent shall have the right at all times after the occurrence and during the continuation of an Event of Default to notify Persons owing Accounts to Borrower that their Accounts have been assigned to Agent and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney's fees, to Borrower. Borrower shall endeavor in the first instance to make collection of its Accounts for Agent, for the account of Lenders.

         (b) As and when determined by Agent in its Permitted Discretion, Agent will perform the searches described in clauses (i) and (ii) below against Borrower (the results of which are to be consistent with Borrower's representations and warranties under this Agreement), all at Borrower's expense:
(i) UCC searches with the Secretary of State and local filing offices of each jurisdiction where Borrower and/or any Guarantors are organized and/or maintain their respective executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above.

         (c) Upon Agent's request, Borrower shall immediately deliver to Agent all items for which Agent must receive possession to obtain a perfected Lien and security interest and all notes, certificates, documents of title, certificates of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral, if any; provided, however, so long as no Event of Default exists and is continuing, Borrower shall not be required to deliver certificates of title to Agent or perfect Agent's Lien thereon if such certificates of title relate to Collateral having an aggregate value of less than $50,000.

         (d) Borrower shall, and shall cause its Subsidiaries to, keep accurate and complete records of its Accounts and Inventory and all payments and collections thereon and shall submit such records to Agent on such periodic bases as Agent may reasonably request. In addition, (i) if Accounts of Borrower in an aggregate face amount in excess of $50,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, or (ii) if Eligible Inventory Costs of Borrower in an aggregate face amount in excess of $50,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Inventory Costs, Borrower shall notify Agent of such occurrence no later than five (5) Business Days following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. After the occurrence and during the continuation of an Event of Default, if requested by Agent, Borrower shall execute and deliver to Agent, and shall cause each of its Subsidiaries to execute and deliver, formal written assignments of all of its Accounts as Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Borrower but shall be promptly remitted to Borrower upon written request in accordance with the terms of this Agreement.

         (e) Borrower (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall provide prompt written notice to each Account Debtor that Agent, for itself and the benefit of the Lenders, has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct or shall have directed each Account Debtor to make payments to the appropriate Blocked Account, and Borrower hereby authorizes Agent and/or Lenders, upon any failure to send such notices or directions within ten (10) calendar days after the date of this Agreement (or ten (10) calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and (iii) shall do anything further that may be lawfully required by Agent and/or any Lender to secure Agent, for the benefit of itself and Lenders, and effectuate the intentions of the Loan Documents.

2.16     POWER OF ATTORNEY

         Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring Borrower to act as such) with full power of substitution to do the following: (i) upon the occurrence and during the continuation of an Event of Default, endorse the name of any such Person upon any and all checks, drafts, money orders and other instruments for the payment of money that are payable to such Person and constitute collections on such Person's Accounts; (ii) execute and file in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that it is or they are obligated to give Agent under any of the Loan Documents; and (iii) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce, make, create, maintain, continue or enforce or perfect Agent's, for the benefit of itself and Lenders, security interest or lien or rights in any Collateral. In addition, if Borrower breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Blocked Account, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of Agent's officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Blocked Account.

2.17     NOTES

         Upon Agent's or any Lender's request, and in any event within 5 Business Days after any such request, Borrower shall execute and deliver to Agent new Notes in such smaller amounts as Agent or Lender shall specify, provided that the aggregate principal amount of such new Notes does not exceed the aggregate principal amount of the Notes outstanding at the time such request is made.

III.     FEES AND OTHER CHARGES; ALLOCATION OF PURCHASE PRICE

3.1      COMMITMENT FEE

         On or before the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, $650,000 as a nonrefundable commitment fee. On or before the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Term Lenders, $250,000 as a nonrefundable commitment fee.

3.2      UNUSED LINE FEE

         Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, an unused line fee (the "UNUSED LINE FEE") in an amount equal to 1.0% (per annum) of the difference derived by subtracting (a) the daily average amount of the Advances and Letter of Credit Obligations outstanding during the preceding month, from (b) the average amount of the Commitment during such month. The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Closing Date occurs).

3.3      COLLATERAL MANAGEMENT FEE

         Borrower shall pay Agent for its own account a collateral management fee (the "COLLATERAL MANAGEMENT FEE") in an amount equal to .50% (per annum) of the daily average amount of the balances under the Revolving Facility outstanding during the preceding month. The Collateral Management Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Closing Date occurs).

3.4      EARLY TERMINATION FEE

         If Borrower terminates this Agreement under Section 11.1 hereof, (a "TERMINATION"), then, at the effective date of any such Termination, Borrower shall pay Agent, for the account of Lenders

(in addition to the then outstanding principal, accrued interest and other Obligations owing pursuant to the terms of this Agreement and any other Loan Document), as yield maintenance for the loss of bargain and not as a penalty, an amount equal to the Termination Fee. As means of clarification, Borrower shall not be obligated to pay the Termination Fee more than once.

3.5      STANDBY LETTER OF CREDIT FEES

         Borrower shall pay to the L/C Issuer, for the ratable benefit of the Revolving Lenders, a standby letter of credit fee equal to 3% per annum (the "STANDBY LETTER OF CREDIT FEE") of the aggregate undrawn face amount of all outstanding Standby Letters of Credit issued for the account of Borrower, which fee shall be payable monthly in arrears on each day that interest under the Revolving Facility is payable hereunder. Upon the occurrence and during the continuance of an Event of Default, all Standby Letter of Credit Fees shall be payable on demand at a rate equal to the Standby Letter of Credit Fee plus 6% per annum, in each case on the aggregate undrawn face amount of all outstanding Standby Letters of Credit issued for the account of Borrower. In addition, upon the issuance of any Standby Letter of Credit, Borrower shall pay to the L/C Issuer, for its own account, a one-time issuance fee equal to .125% of the face amount of such Standby Letter of Credit. Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Standby Letter of Credit imposed by the L/C Issuer.

3.6      COMPUTATION OF FEES; LAWFUL LIMITS

         All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lenders, for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Agent or Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Agent and Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 3.6 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

3.7      DEFAULT RATE OF INTEREST

         Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by 3% per annum (the "DEFAULT RATE").

3.8      JOINT AND SEVERAL LIABILITY/CROSS-GUARANTEE

         (a) Each Borrower acknowledges that all Borrowers are jointly and severally liable for all of the Obligations under the Loan Documents. Each Borrower expressly (i) understands, agrees and acknowledges that Borrowers are all affiliated entities by common ownership, (ii) agrees to have the availability of common loans instead of separate loans, (iii) understands, agrees and acknowledges that Agent and Lenders hereby will extend such common loans on the terms herein provided, (iv) understands, agrees and acknowledges that Agent and Lenders will be lending against, and relying on a lien upon, all of the Borrowers' assets even though the proceeds of the Loans made hereunder may not be advanced directly to a particular Borrower, (v) understands, agrees and acknowledges that each Borrower will nonetheless benefit by the making of the Loans hereunder by Agent and Lenders and the availability of loans of a size greater than each could independently warrant, and (vi) understands, agrees and acknowledges that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and binding upon each Borrower as set forth in the Loan Documents.

         (b) Each Borrower hereby guarantees the prompt payment and performance in full of all Obligations. Such constitutes a guarantee of payment and not of collection. Each Borrower's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower or Guarantor, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Advances or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations (other than contingent obligations and indemnities that survive repayment of the Loans and termination of the Commitments) shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent and/or any Lender. During any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

         (c) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Advances made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "ACCOMMODATION PAYMENT"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "ALLOCABLE AMOUNT" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section 3.8 shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

3.9      ISSUED SHARES

         As additional consideration for the extensions of credit hereunder and as more fully described in the Stockholders' Rights Agreement and the Registration Rights Agreement, Parent shall issue and deliver to CapitalSource Holdings LLC (i) the Issued Shares on the Closing Date, and (ii) immediately upon the closing of the 2002 Rights Offering, shares of common stock of Parent equal to 5.25% of New Shares, as illustrated on Schedule 3.9.

3.10     ALLOCATION OF PURCHASE PRICE

         Under both GAAP consistently applied and the regulations of the Internal Revenue Service, the issuance to CapitalSource of the Term Notes and to CapitalSource Holdings LLC of the Issued Shares for an aggregate purchase price equal to the aggregate principal amount of the Term Notes being so purchased results in the creation of "original issue discount" on each Term Note (which original issue discount may also be deemed to constitute the value of any Issued Shares issued in connection with the issuance of such Term Notes), and such regulations require the determination of the value of any common stock so delivered. Pursuant to GAAP consistently applied and applicable Treasury Regulations, Borrower, Agent and CapitalSource agree to allocate $11,300,000 of the purchase price to the Term Notes payable to CapitalSource and the remaining $1,200,000 of the purchase price to the Issued Shares and that such allocation reflects the relative fair market values of the Term Notes payable to CapitalSource and the Issued Shares as of their issue dates. As a result, the Term Notes payable to CapitalSource will be issued with an aggregate original issue discount of $1,200,000 to be allocated ratably to each Term Note payable to CapitalSource. Borrower, Agent and CapitalSource agree to recognize and adhere to the determinations and allocations of original issue discount and valuation of the Issued Shares set forth herein for all federal and state income tax purposes. In the event of any proposed transfer of any Term Note by CapitalSource, CapitalSource shall, prior to such transfer, mark such Term Note with a legend pertaining to the original issue discount in the form required by Treasury Regulation Section 1.1275-3(b)(1).

3.11     BORROWER REPRESENTATION

         Each Borrower irrevocably appoints Union as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any Borrower acting singly, shall be valid and effective if given or taken only by Union, whether or not any of the other Borrowers joins therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of Union under this Section 3.11, provided that nothing in this Section 3.11 shall limit the effectiveness of, or the right of the Agent and the Lenders to require and rely upon, any notice, document, instrument, certificate, acknowledgment, consent, direction, certification, or other action to be delivered by each Borrower pursuant to this Agreement. Union shall receive each Advance and shall record the same on its books and records.

IV.      CONDITIONS PRECEDENT

4.1      CONDITIONS TO INITIAL ADVANCE AND CLOSING

         The obligations of Lenders to consummate the transactions contemplated herein and to make the initial Advance under the Revolving Facility (the "INITIAL ADVANCE") and fund the Term Loan are subject to the satisfaction (or waiver), in the sole judgment of Lenders, of the following on the Closing Date:

         (a) (i) Borrower shall have delivered to Agent (A) the Loan Documents to which it is a party, each duly executed by an authorized officer of Borrower, and (B) a Borrowing Certificate for the Initial Advance under the Revolving Facility executed by an authorized officer of Borrower, and (ii) each Guarantor, if any, shall have delivered to Agent the Loan Documents to which such Guarantor is a party, each duly executed and delivered by such Guarantor or an authorized officer of such Guarantor, as applicable;

         (b) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to Borrower and any Guarantor in each jurisdiction determined by Agent in its reasonable discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens and Liens that will be terminated on the Closing Date), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Agent to be filed, registered or recorded to create, in favor of Agent, for the benefit of Lenders, a first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

         (c) Agent shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Agent, (ii) a certificate of the corporate secretary or assistant secretary of each Borrower dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance acceptable to Agent, (iii) the written legal opinions of counsel and/or special counsel for Borrower and each Guarantor, if any, in each case in form and substance satisfactory to Agent and its counsel and usual and customary for transactions of this type; and (iv) a certificate executed by an authorized officer of each Borrower, which shall constitute a representation and warranty by such Borrower as of the Closing Date and the applicable Borrowing Date and the date of funding of the Term Loan that the conditions contained in this Agreement have been satisfied;

         (d) Agent shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of Union (individually) and Acorn (on a consolidated basis), in form and substance satisfactory to Agent (each, a "SOLVENCY CERTIFICATE"), certifying
(i) the solvency of such Person after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, and (ii) as to such Person's financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date and the Borrowing Date for the Initial Advance and the date of funding of the Term Loan and after giving effect to such transactions and Indebtedness: (A) the assets of such Person, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Person;

         (e) Lenders shall have completed examinations, the results of which shall be satisfactory in form and substance to Lenders, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of Borrower, and Borrower shall have demonstrated to Lenders' satisfaction that (i) its operations comply, in all respects deemed material by Lenders, in their sole judgment, with all applicable federal, state, foreign and local laws, statutes and regulations, (ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Lenders, in their sole judgment, and (iii) it has no liability (whether contingent or otherwise) that is deemed material by Lenders, in their sole judgment;

         (f) Agent and Lenders shall have received all fees, charges and expenses due and payable to Agent and Lenders on or prior to the Closing Date pursuant to the Loan Documents;

         (g) all in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received such consents, approvals and agreements, including, without limitation, any applicable Landlord Waivers and Consents with respect to any and all leases set forth on Schedule 5.4, from such third parties as Agent and its counsel shall determine are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, and/or (ii) claims against Borrower or any Guarantor or the Collateral;

         (h) Borrower shall be in compliance with Section 7.7 and Section 6.5, and Agent shall have received original certificates of all such required insurance policies confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming Agent, for the benefit of itself and Lenders, as loss payee and additional insured, as appropriate;

         (i) all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrower) shall be reasonably satisfactory to Agent;

         (j) no default shall exist and be continuing pursuant to any obligations of Borrower or any Guarantor under any material contract, and Borrower and each Guarantor shall be in compliance with applicable laws and there shall exist no fact or circumstance which, with the passage of time, the giving of notice, or both, could reasonably be expected to constitute or become a default under any material contract to which Borrower or any Guarantor is a party or any law to which Borrower is subject;

         (k) each Borrower shall have established a Blocked Account pursuant to Section 2.5;

         (l) Agent shall have received copies of all Permits required for Borrower and each Guarantor to conduct the business in which it is currently engaged or is contemplated pursuant to the Loan Documents the failure of which to have could reasonably be expected to have a Material Adverse Effect;

         (m) Lenders shall have completed their legal due diligence examinations of Borrower, the results of which shall be satisfactory in form and substance to Lenders;

         (n) Lenders shall have received evidence (i) of repayment in full and termination of all liabilities and obligations (other than contingent liabilities and indemnities that survive repayment of the

Loans and termination of the Commitments) of Borrower to Heller Financial, Inc., and the other lenders and participants in the Borrower's senior credit facility existing immediately prior to the Closing Date, and all related documents, agreements and instruments and of all Liens and Uniform Commercial Code financing statements relating thereto, including, without limitation, any Liens and/or Uniform Commercial Code financing statements covering or relating to any assets or properties of any shareholder of Borrower, (ii) of release and termination of any and all Liens and/or Uniform Commercial Code financing statements in, on, against or with respect to any of the Collateral (other than Permitted Liens), and (iii) that any and all existing lockbox arrangements are either terminated or made subject to and covered by a Lockbox Agreement as required pursuant to Section 2.5;

         (o) after giving effect to the Initial Advance, Borrower must have Excess Availability of at least $3,000,000 and the sum of the Revolving Loans and the Letter of Credit Obligations shall not exceed $25,000,000;

         (p) there shall not have occurred any Material Adverse Change or Material Adverse Effect from that which was reflected on the financial statements provided to Agent or any liabilities or obligations of any nature with respect to Borrower which would reasonably be likely to cause a Material Adverse Effect;

         (q) Parent shall have a net operating loss carry forward of at least Forty Million Dollars ($40,000,000);

         (r) Lenders shall have received evidence in form and substance satisfactory to Lenders that Ten Million Dollars ($10,000,000) of cash shall have been advanced to Parent by Oaktree Capital Management, LLC and/or its affiliates in connection with the 2002 Subordinated Debt and the 2002 Purchase Agreement;

         (s) Lenders shall have received evidence in form and substance satisfactory to Lenders that the HLHZ Note shall have been issued;

         (t) Lenders shall have received evidence that the Adjusted EBITDA of Borrower for the twelve (12) month period ending on April 28, 2002 shall be at least Ten Million Dollars ($10,000,000);

         (u) Borrower shall have entered into binding employment and non-compete agreements with A. Corydon Meyer and John G. Jacob, in form and substance satisfactory to Agent;

         (v) the subordinated Indebtedness of Borrower to OCM Principal Opportunities Fund, L.P. and TCW Special Credits and their affiliates in the approximate amount of $8,200,000 shall have been converted to Series A Preferred Stock of Parent pursuant to the 2002 Purchase Agreement;

         (w) Agent shall have received from each Borrower a completed IRS Form 8821; and

         (x) Agent and Lenders shall have received a title commitment, for each Real Property, in form and substance satisfactory to Agent and Lenders.

4.2      CONDITIONS TO EACH ADVANCE AND FUNDING OF TERM LOAN

         The obligations of any Lender to make any Advance (including, without limitation, the Initial Advance) and/or to fund the Term Loan are subject to the satisfaction, in the sole judgment of Agent (any Lender in the case of whether a Default or Event of Default exists), of the following additional conditions precedent:

         (a) Borrower shall have delivered to Agent, in the case of an Advance, a Borrowing Certificate for the Advance, executed by an authorized officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Borrowing Date, that the conditions contained in this Section
4.2 have been satisfied.

         (b) each of the representations and warranties made by Borrower in or pursuant to this Agreement shall be accurate, before and after giving effect to such Advance and/or funding of the Term Loan, Borrower shall be in compliance with all covenants, agreements and obligations under the Loan Documents, and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the requested Advance or funding of the Term Loan on such date;

         (c) the aggregate principal amount of Term Loan shall not exceed the Maximum Loan Amount and immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the lesser of (a) the Availability minus the Letter of Credit Obligations and (b) the Facility Cap then in existence as of such Borrowing Date;

         (d) there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect; and

         (e) Agent shall have received all fees, charges and expenses payable to Agent and/or Lenders on or prior to such date pursuant to the Loan Documents that are due and payable.

4.3      NO OVERADVANCES

         No Lender may make an Advance at any time that Excess Availability is negative before or after giving effect to such Advance.

V.       REPRESENTATIONS AND WARRANTIES

         Each Borrower, jointly and severally, represents and warrants as of the date hereof, the Closing Date, each Borrowing Date and the date of funding of the Term Loan as follows:

5.1      ORGANIZATION AND AUTHORITY

         Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of formation. Borrower (a) has all requisite power and authority to own its properties and assets (including, without limitation, the Collateral) and to carry on its business as now being conducted and as contemplated in the Loan Documents, (b) is duly qualified to do business in the jurisdictions set forth on Schedule 5.1, which are all of the jurisdictions in which failure so to qualify could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority
(i) to execute, deliver and perform the Loan Documents to which it is a party,
(ii) to borrow hereunder, (iii) to consummate the transactions contemplated under the Loan Documents, and (iv) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an "investment company."

5.2      LOAN DOCUMENTS

         The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all requisite action of Borrower and have been duly executed and delivered by or on behalf of Borrower;
(b) do not violate any provisions of (i) applicable law, statute, rule, regulation, ordinance or tariff applicable to Borrower, (ii) any order of any Governmental Authority binding on Borrower or any of its properties, the effect of which could reasonably be expected to have a Material Adverse Effect, or
(iii) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of Borrower, or any agreement between Borrower and its shareholders or among any such shareholders; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which Borrower is a party, or by which the properties or assets of Borrower are bound, the effect of which could reasonably be expected to have a Material Adverse Effect; (d) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Borrower, and (e) except as set forth on Schedule 5.2, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person that have not been made or obtained. When executed and delivered, each of the Loan Documents to which Borrower is a party will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

5.3      SUBSIDIARIES, CAPITALIZATION AND OWNERSHIP INTERESTS

         Borrower has no Subsidiaries other than those persons listed as Subsidiaries on Schedule 5.3, each of which (other than the Foreign Subsidiary) is a Borrower or Guarantor. Schedule 5.3 states (i) the authorized and issued capitalization of each Borrower, (ii) the number and class of equity securities issued and outstanding of Borrower, (iii) the record owners thereof of each Borrower other than the Parent (including options, warrants and other rights to acquire any of the foregoing), (iv) each officer or director of the Parent who owns equity securities of the Parent, (v) each holder of five percent (5%) of more of the issued and outstanding capital stock of the Parent, and (vi) each holder of options, warrants or other rights to acquire the capital stock of the Parent. The outstanding equity securities of Borrower have been duly authorized and validly issued and are fully paid and nonassessable and each Person listed on Schedule 5.3 owns beneficially and of record all of the equity securities it is listed as owning free and clear of any Liens other than Liens created by the Loan Documents. Schedule 5.3 also lists the directors of each Borrower. Except as listed on Schedule 5.3, Borrower does not (i) own any Investment Property or
(ii) own any interest or participate or engage in any joint venture, partnership or similar arrangements with any Person. Each Subsidiary of Union and each Subsidiary of Parent (other than Union and the Foreign Subsidiary), does not conduct any operating business and has no material assets.

5.4      PROPERTIES

         Borrower (a) is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in or right to use, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (b) is in compliance in all material respects with each lease or license to which it is a party or otherwise bound. Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other assets or property that are leased or licensed by, Borrower and all leases (including leases of leased real property) covering or with respect to such properties and assets. Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect. All personal property and assets of Borrower are in good repair, working order and condition (normal wear and tear excepted) and are suitable and adequate for the uses for which they are being used. No Borrower or Guarantor owns any Equipment or Inventory supplied or entrusted by Rubbermaid Incorporated.

5.5      OTHER AGREEMENTS

         Borrower is not (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, or (c) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee with respect to, the ownership, operation, leasing or performance of any of its business. Except as set forth on
Schedule 5.5, there are no existing or proposed agreements, arrangements, understandings or transactions between Borrower and any of Borrower's officers, directors, stockholders, employees or affiliates or any members of their respective immediate families.

5.6      LITIGATION

         There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against Borrower that (a) questions or could prevent the validity of any of the Loan Documents or the right of Borrower to enter into any Loan Document or to consummate the transactions contemplated thereby, (b) could reasonably be expected to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (c) could reasonably be expected to result in any Change of Control or other change in the current ownership, control or management of Borrower. Borrower is not aware that there is any basis for the foregoing. Borrower is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority that could reasonably be expected to cause a Material Adverse Effect. There is no action, suit, proceeding or investigation initiated by Borrower currently pending that could reasonably be expected to have a Material Adverse Effect. Borrower has no existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor unless such Indebtedness relates to unpaid taxes which Borrower disputes in good faith and maintains adequate reserves therefor.

5.7      HAZARDOUS MATERIALS

         Borrower is in compliance in all material respects with all applicable Environmental Laws. Borrower has not been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of Borrower under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

5.8      TAX RETURNS; GOVERNMENTAL REPORTS

         Borrower (a) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by Borrower, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that Borrower is currently contesting in good faith and that are described on
Schedule 5.8.

5.9      FINANCIAL STATEMENTS AND REPORTS

         All financial statements and financial information relating to Borrower that have been or may hereafter be delivered to Agent by Borrower are (a) consistent with the books of account and records of Borrower, (b) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, except that the unaudited financial statements contain no footnotes or year-end adjustments, and (c) present fairly the consolidated financial condition, assets and liabilities and results of operations of Borrower at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in such audited financial information or statements, and since the date of the most recent financial statements submitted to Agent, there has not occurred any Material Adverse Change or Material Adverse Effect or, to Borrower's knowledge, any other event or condition that could reasonably be expected to have a Material Adverse Effect.

5.10     COMPLIANCE WITH LAW

         Borrower (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to Borrower and/or Borrower's business, assets or operations, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. Borrower has not received any notice that Borrower is not in compliance in any material respect with any of the requirements of any of the foregoing. Borrower has (i) not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (ii) not failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) no any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (iv) no fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980, except, as to each of clauses (i) through (iv), for which would not constitute a Material Adverse Effect. With respect to Borrower, there exists no event described in
Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. ss. 2615.3 has not been waived. Borrower has maintained in all material respects all records required to be maintained by any applicable Governmental Authority.

5.11     INTELLECTUAL PROPERTY

         Except as set forth on Schedule 5.11, Borrower does not own or license, and is not a party to, any patents, patent applications, trademarks, trademark applications, service marks, registered copyrights, copyright applications, copyrights, trade names, software or licenses. The items listed on Schedule 5.11 constitute all of the Intellectual Property necessary or required for the operation of Borrower's business. All such items are in full force and effect and not in conflict with the rights of others, except in those instances which could not reasonably be expected to have a Material Adverse Effect. Borrower is not in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect.

5.12     LICENSES AND PERMITS; LABOR

         Borrower is in compliance with and has all Permits necessary or required by applicable law or Governmental Authority for the operation of its businesses except where noncompliance, violation or lack thereof could not reasonably be expected to have a Material Adverse Effect. Schedule 5.12 lists all Permits necessary or required by applicable law or Governmental Authority for the operation of its businesses as of the Closing Date except where noncompliance, violation or lack thereof could not reasonably be expected to have a Material Adverse Effect. All of the foregoing are in full force and effect and not in conflict with the rights of others, except in those instances which could not reasonably be expected to have a Material Adverse Effect. Borrower is not (a) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to have a Material Adverse Effect, and (b) has not been, involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to have a Material Adverse Effect.

5.13     NO DEFAULT; SOLVENCY

         There does not exist any Default or Event of Default or any event, fact, condition or circumstance which, with the giving of notice or passage of time or both, would constitute or result in a Default or Event of Default. Each of Union (individually) and Acorn (on a consolidated basis) is and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents, will be solvent and able to meet its obligations and liabilities as they become due, and the assets of each Borrower, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and no unreasonably small capital base with which to engage in its anticipated business exists with respect to any Borrower.

5.14     DISCLOSURE

         No Loan Document nor any other agreement, document, certificate, or statement furnished to Agent by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by Borrower in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein taken as a whole not materially misleading. There is no fact known to Borrower which has not been disclosed to Agent in writing which could reasonably be expected to have a Material Adverse Effect.

5.15     EXISTING INDEBTEDNESS; INVESTMENTS, GUARANTEES AND CERTAIN CONTRACTS

         Except as contemplated by the Loan Documents or as otherwise set forth on Schedule 5.15, Borrower (a) has no outstanding Indebtedness, (b) is not subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, or (c) does not own or hold any equity or long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for, the obligations of, or any outstanding borrowings from, any Person. Borrower has performed all material obligations required to be performed by Borrower pursuant to or connection with any items listed on Schedule 5.15 and there has occurred no breach, default or event of default of a material obligation under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. Except as set forth on
Schedule 5.15, Borrower, directly or indirectly, has not made, and there does not exist, any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person.

5.16     INVENTORY RECORDS

         Borrower keeps correct and accurate records itemizing and describing the SKU, type, quality, location and quantity of any Inventory coming into the possession of Borrower and the book value thereof.

5.17     INSURANCE

         Borrower has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to Section 6.5 hereof. All such insurance policies are listed and described on Schedule 5.17. Borrower has not assumed or is subject to any risks or liabilities other than those relating to its Business.

5.18     NAMES; LOCATION OF OFFICES, RECORDS AND COLLATERAL

         During the preceding five years, Borrower has not conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A. Borrower is the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are Borrower's sales, business and invoices. Each trade name of Borrower, if any, represents a division or trading style of Borrower. Borrower maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.18B or, after the Closing Date, as disclosed to Agent in writing in accordance with Section 7.4, and all Accounts of Borrower arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall be only, in and at such locations. All of the Collateral is located only in the continental United States. Schedule 5.18C lists all of Borrower's Deposit Accounts and Investment Property.

5.19     NON-SUBORDINATION

         The Obligations are not subordinated in any way to any other obligations of Borrower or to the rights of any other Person.

5.20     ACCOUNTS

         In determining which Accounts are Eligible Receivables, Agent may rely on all statements and representations made by Borrower in writing with respect to any Account. Unless otherwise indicated in writing to Agent, each Account of Borrower (a) is genuine and in all material respects what it purports to be and is not evidenced by a judgment, (b) arises out of a completed, bona fide sale and delivery of goods or rendering of services by Borrower in the ordinary course of business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of the contract between Borrower and the Account Debtor, (c) is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of services, a copy of which has been furnished or is available to Agent, (d) together with Agent's security interest therein, is not and will not be in the future (by voluntary act or omission by Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition, is absolutely owing to Borrower and is not contingent in any respect or for any reason, (e) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Agent with respect thereto, (f) to the extent it would have a Material Adverse Effect, (i) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise thereto was executed and
(ii) such Account Debtor is solvent, (g) to the Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability thereof, (h) has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and (i) Borrower has obtained and currently has all Permits necessary in the generation thereof.

5.21     SURVIVAL

         Borrower makes the representations and warranties contained herein with the knowledge and intention that Agent and Lenders are relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the Closing, the making of the Advances and the funding of the Term Loan.

VI.      AFFIRMATIVE COVENANTS

         Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

6.1      FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

         (a) Financial Reports. Borrower shall furnish to Agent (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Borrower (or, if an extension has been properly filed with the Securities Exchange Commission regarding the filing of financial statements, then one hundred (105) calendar days after the end of such fiscal year of Borrower), audited annual consolidated financial statements of Borrower, including the notes thereto, consisting of a consolidated and consolidating balance sheet at the end of such completed fiscal year and the related consolidated and consolidating statements of income, consolidated statements of retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm reasonably satisfactory to Agent and accompanied by related management letters, if available, (ii) as soon as available and in any event within forty-five (45) days after the end of each Accounting Quarter of Borrower (or, if an extension has been properly filed with the Securities Exchange Commission regarding the filing of financial statements, then fifty-five (55) calendar days after the end of such Accounting Quarter of Borrower), unaudited consolidated financial statements of Borrower consisting of a consolidated and consolidating balance sheet and statements of income, and consolidated statements of retained earnings and cash flows and owners' equity as of the end of the immediately preceding fiscal quarter, (iii) as soon as available and in any event within thirty (30) calendar days after the end of each Accounting Month, unaudited financial statements of Borrower consisting of a consolidated and consolidating balance sheet and statement of income, and consolidated statements of retained earnings, cash flows and owners' equity as of the end of the immediately preceding Accounting Month and (iv) as soon as available and in any event within thirty (30) calendar days after the end of each Accounting Month, a listing of all proposed adjustments to EBITDA during such Accounting Month. All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods (subject, as to interim statements, to lack of footnotes and year-end adjustments). With each quarterly and annual financial statement, Borrower shall also deliver a compliance certificate of its chief financial officer in the form reasonably satisfactory to Agent stating that (A) such person has reviewed the relevant terms of the Loan Documents and the condition of Borrower, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, and (C) Borrower is in compliance with all financial covenants in this Agreement attached as Annex I hereto. Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to the Agent. The consolidating financial statements required hereunder are not required to be audited.

         (b) Other Materials. Borrower shall furnish to Agent as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or at such other time as set forth below or on Annex II to this Agreement, as applicable: (i) copies of such financial statements (other than those required to be delivered pursuant to Section 6.1(a)) prepared by, for or on behalf of Borrower and any other notes and reports related thereto and other documents and materials listed on Annex II to this Agreement, which is incorporate herein and made a part hereof, including, without limitation, any pro forma financial statements, (ii) any reports, returns, information, notices and other materials that any Borrower shall send to all or any class or series of its stockholders at any time together with any and all supporting documentation related thereto, (iii) within 15 calendar days after the end of each Accounting Month for such month, a credit memo report, accounts receivable detailed aging and categorizing, accounts payable detailed aging, and a reconciliation of the accounts receivable and accounts payable to the general ledger and financial statements, (iv) copies of any reports submitted to Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its affiliates and copies of each management control letter provided by such independent accountants, (v) copies of any and all materials, documents, instrument and other items that relate to, secure, evidence, give rise to or generate or otherwise involve the Collateral, and (vi) such additional information, documents, statements, reports and other materials as Agent may request in its Permitted Discretion from time to time.

         (c) Notices. Borrower shall promptly, and in any event within 5 Business Days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Agent in writing of (i) any pending litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against Borrower or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent (A) the amount in controversy exceeds $100,000 singly or $250,000 in the aggregate for all such events, or (B) to the extent any of the foregoing seeks injunctive relief, (ii) the occurrence of any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto,
(iii) any other development, event, fact, circumstance or condition that could reasonably be expected to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by Borrower from any payor of a claim, suit or other action such payor has, claims or has filed against Borrower for an amount in excess of $100,000 singly or $250,000 in the aggregate, (v) any matter(s) in the amount of $100,000, singly or $250,000 in the aggregate, in existence at any one time affecting the value, enforceability or collectability of any of the Collateral, (vi) any notice given by Borrower to any other lender of Borrower and shall furnish to Agent a copy of such notice, (vii) receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $100,000 singly or $250,000 in the aggregate, (viii) receipt of any notice by Borrower regarding termination of any material lease or any senior executive, (ix) if any Account or other Collateral becomes evidenced or secured by an instrument or chattel paper, (x) the filing, recording or assessment of any federal, state, local or foreign tax lien against the Collateral or Borrower, (xi) any action taken by any Governmental Authority (or any notice of any of the foregoing) with respect to Borrower or any Collateral, (xii) any change in the corporate name of any Borrower or Guarantor, and/or (xiii) any actual employee strike or significant union activity.

         (d) Consents. Borrower shall obtain and deliver to Agent from time to time all required consents, approvals and agreements from such third parties as Agent shall determine are necessary or desirable in its Permitted Discretion and that are reasonably satisfactory to Agent with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against Borrower, or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which Borrower is a party or by which any properties or assets of Borrower or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

         (e) Operating Budget. Borrower shall furnish to Agent on or prior to the Closing Date and for each fiscal year of Borrower thereafter in draft form not less than thirty (30) calendar days prior to the commencement of such fiscal year and in final form not more than sixty (60) calendar days following the commencement of such fiscal year, consolidated month by month projected operating budgets, projections, profit and loss statements, income statements, balance sheets and cash flow reports of and for Borrower for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), and annual projections for the next 2 years, in each case prepared in accordance with GAAP consistently applied with prior periods (subject to lack of footnotes and year-end adjustments).

         (f) Shareholder Reports and Government Filings. Borrower shall furnish to Agent, concurrently with the sending or filing thereof, a copy of any proxy statement, financial statements or reports which Borrower has made available to its shareholders as a class or any class or series of shareholders and a copy of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.

         (g) Investment Property. Borrower shall (i) promptly, and in any event within ten (10) Business Days after Borrower (A) establishes any securities account, money market account or any similar account, or (B) becomes the owner of any Investment Property, notify Agent of such, and thereafter (ii) deliver to Agent, within twenty (20) Business Days, documentation to perfect Agent's, for its benefit and the benefit of the Lenders, Lien thereon, in each case in form and substance reasonably acceptable to Agent. Upon request by Agent, Borrower shall (i) notify Agent of its establishment of any Deposit Account, and (ii) deliver to Agent, within twenty (20) Business Days, documentation to perfect

Agent's, for its benefit and the benefit of the Lenders, Lien thereon, in form and substance reasonably acceptable to Agent.

         (h) Commercial Tort Claims. Borrower shall promptly notify Agent of any commercial tort claim acquired by Borrower, and unless otherwise consented by to Agent, Borrower shall enter into documentation satisfactory to Agent to grant to Agent a first priority perfected Lien in such commercial tort claim.

6.2      PAYMENT OF OBLIGATIONS

         Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Advances and all other Obligations. Simultaneously upon any prepayment of the Revolving Loan and termination of the Revolving Facility, Borrower shall make full indefeasible payment in cash of the principal of and interest on the Term Loan and all other Obligations arising under or relating to the Term Loan.

6.3      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS

         Borrower shall (a) conduct its business in accordance with good business practices customary to its industry, (b) engage principally in the same or similar lines of business substantially as heretofore conducted, (c) collect its Accounts in the ordinary course of business, (d) maintain all of its material properties, assets and equipment used in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents), (e) from time to time to make all necessary repairs, renewals and replacements thereof, (f) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in its jurisdiction of formation and each other jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be likely to have a Material Adverse Effect; (g) remain in good standing and maintain operations in all jurisdictions in which currently located, except where the failure to remain in good standing or maintain operations could not reasonably be expected to have a Material Adverse Effect, and (h) maintain, comply with and keep in full force and effect its existence and all Intellectual Property and Permits the loss of which or failure to maintain could reasonably be likely to have a Material Adverse Effect.

6.4      COMPLIANCE WITH LEGAL AND OTHER OBLIGATIONS

         Borrower shall, unless the failure to do such could not reasonably be expected to have a Material Adverse Effect, (a) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, (b) pay all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established, (c) perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, (d) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business, (e) comply with all Intellectual Property in accordance with the Intellectual Property Security Agreement, and (f) properly file all reports required to be filed with any Governmental Authority.

6.5      INSURANCE

         Borrower shall (a) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law and any agreement to which Borrower is a party or pursuant to which Borrower provides any services, including, without limitation, liability, errors and omissions and property and business interruption insurance, as applicable; and maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower; and (b) maintain insurance under all applicable workers' compensation laws; all of the foregoing insurance policies to (i) be reasonably satisfactory in form and substance to Agent, (ii) name Agent, for the benefit of itself and Lenders, as loss payee and additional insured thereunder, and (iii) expressly provide that they cannot be altered, amended or modified in any material respect (including, without limitation, with respect to amounts of coverage, beneficiaries and/or loss payees and additional insureds) or canceled without thirty (30) calendar days prior written notice to Agent and that they inure to the benefit of Agent, for the benefit of itself and Lenders, notwithstanding any action or omission or negligence of or by Borrower, or any insured thereunder.

6.6      TRUE BOOKS

         Borrower shall (a) keep (in accordance GAAP) books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (b) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

6.7      INSPECTION; PERIODIC AUDITS

         Borrower shall permit the representatives of Agent, at the expense of Borrower (which in the case of third party expenses shall be reasonable), from time to time during normal business hours upon reasonable notice, to (a) visit and inspect any of Borrower's offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of Borrower's books of account, records, reports and other papers, (b) make copies and extracts therefrom, and (c) discuss Borrower's business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing), provided, however, that no such notice shall be required (i) to visit and to inspect any location containing books and records and to conduct an examination and audit thereof or
(ii) to visit and to inspect any location if an Event of Default has occurred and is continuing; further provided, however, such visits and inspections shall be limited to four (4) times during each calendar year so long as no Event of Default exists and is continuing.

6.8      FURTHER ASSURANCES; POST CLOSING

         At Borrower's cost and expense, Borrower shall (a) within ten (10) Business Days after Agent's demand, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Agent may reasonably request in its Permitted Discretion with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence and continuation of a Default or Event of Default, (b) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8, and (c) upon the exercise by Agent, any Lender or any of their affiliates of any power, right, privilege or remedy pursuant to any Loan Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of any Person (including, without limitation, any Governmental Authority), execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so required for such consent, approval, registration, qualification or authorization. Without limiting the foregoing, upon the exercise by Agent, any Lender or any of their affiliates of any right or remedy under any Loan Document which requires any consent, approval or registration with, consent, qualification or authorization by, any Person, Borrower shall execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that Agent, any Lender or such affiliate may be required to obtain for itself or on its behalf for such consent, approval, registration, qualification or authorization.

6.9      PAYMENT OF INDEBTEDNESS

         Except as otherwise prescribed in the Loan Documents, Borrower shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Agent may deem proper and reasonably necessary in its Permitted Discretion shall have been made.

6.10     LIEN SEARCHES

         If Liens other than Permitted Liens exist, Borrower immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.

6.11     USE OF PROCEEDS

         Borrower shall use the proceeds from Advances under the Revolving Facility or under the Term Loan only for the purposes set forth in the recitals to this Agreement.

6.12     COLLATERAL DOCUMENTS; SECURITY INTEREST IN COLLATERAL

         Upon reasonable notice, Borrower shall make available to Agent during normal business hours copies of any and all documents, instruments, materials and other items that relate to, secure, evidence, give rise to or generate or otherwise involve Collateral, including, without limitation, Accounts and Inventory of such Person. Borrower shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Agent to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Agent and Agent's, for its benefit and the benefit of the Lenders, perfected first priority (other than with respect to property or assets covered by Priority Permitted Liens) Lien on the Collateral (and Borrower irrevocably grants Agent the right, at Agent's option, to file any or all of the foregoing), (ii) maintain, or cause to be maintained, at all times, the pledge of the Collateral to

Agent and Agent's, for its benefit and the benefit of the Lenders, first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien on the Collateral, (iii) immediately upon learning thereof, report to Agent any reclamation, return or repossession of goods in excess of $100,000 (individually or in the aggregate), and (iv) defend the Collateral and Agent's, for its benefit and the benefit of the Lenders, first priority (other than with respect to property or assets covered by Priority Permitted Liens) and perfected Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Agent, and pay all costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which may at Agent's discretion be added to the Obligations.

6.13     TAXES AND OTHER CHARGES

         All payments and reimbursements to Agent, for its own account and/or for the benefit of Lenders, made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on each Lender's net income. If Borrower of any Guarantor shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Agent, for its own account and/or for the benefit of Lenders, then the sum payable to Agent, for its own account and/or for the benefit of Lenders, shall be increased as may be necessary so that, after making all required deductions, each Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of any Loan Document, if at any time after the Closing or the making of any Advance or funding of the Term Loan (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by Agent or any Lender with any request or directive from any Governmental Authority: (i) subjects Agent or such Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent, for its own account and/or for the benefit of Lenders, of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent and/or each Lender), or (ii) imposes on Agent or Lenders any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Agent or Lenders of making or continuing or maintaining any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent, for its own account and/or for the benefit of Lenders, any additional amounts necessary to compensate Agent and each Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Agent and/or such Lender. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section 6.13 it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.13 submitted by Agent or such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Without limiting or being limited by any other provision of any Loan Document, Borrower at all times shall retain and use a Person reasonably acceptable to Agent to process, manage and pay its payroll taxes and shall cause to be delivered to Agent within ten (10) calendar days after the end of each Accounting Month a report of its payroll taxes for the immediately preceding Accounting Month and evidence of payment thereof.

VII.     NEGATIVE COVENANTS

         Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than contingent obligations and indemnities that survive repayment of the Loans and termination of the Commitments) and termination of this Agreement:

7.1      FINANCIAL COVENANTS

         Borrower shall not violate and shall fully comply with the financial covenants set forth on Annex I to this Agreement, which annex is incorporated herein and made a part hereof.

7.2      INDEBTEDNESS

         Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, "PERMITTED INDEBTEDNESS"): (a) Indebtedness under the Loan Documents, (b) any Indebtedness set forth on
Schedule 7.2; (c) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(e); provided, that the aggregate amount thereof outstanding at any time shall not exceed $1,000,000, (d) Subordinated Debt; provided, that Subordinated Debt created after the Closing Date shall be limited to a principal amount of $12,500,000 (when aggregated with the outstanding balance of the Term Loan at any time of determination), and (e) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than sixty (60) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower's independent accountants shall have been reserved to the satisfaction of Agent in its sole discretion, and (e) intercompany Indebtedness among Borrowers, provided, that the Foreign Subsidiary shall not incur such Indebtedness in an amount in excess of $100,000. Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Agent, for its own account and/or for the benefit of Lenders, or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower, Agent and Lenders. Notwithstanding anything else in this Agreement to the contrary, the Foreign Subsidiary shall not receive any Advance or investment from any Borrower in excess of $100,000 in the aggregate.

7.3      LIENS

         Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"): (a) Liens under the Loan Documents or otherwise arising in favor of Agent, for the benefit of itself and Lenders, (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its sole discretion, (c)
(i) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Agent) and of carriers, warehousemen, mechanics, materialmen, and (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its sole discretion, (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations,
(e) purchase money Liens (i) securing Indebtedness permitted under Section 7.2(c), or (ii) in connection with the purchase by such Person of equipment in the normal course of business; provided, that such payables, Indebtedness and amounts shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (f) Liens necessary and desirable for the operation of such Person's business, provided, that Agent has consented to such Liens in writing before their creation and existence and the priority of such Liens and the debt secured thereby are both subject and subordinate in right of repayment, liens, security and remedies and in all other respects to the Liens securing the Collateral and to the Obligations and all of the rights and remedies of Agent and each Lender, all in form and substance satisfactory to Agent in its sole discretion; (g) Liens disclosed on Schedule 7.3; (h) Liens resulting from deposits to secure liability to insurance carriers; and (i) easements, rights of way and other similar encumbrances not interfering in any material respect with the business of Borrower.

7.4      INVESTMENTS; INVESTMENT PROPERTY; NEW FACILITIES OR COLLATERAL;
         SUBSIDIARIES

         Borrower, directly or indirectly, shall not (a) merge with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any division of any Person or any joint venture or any other Investment Property (except those as of the Closing Date set forth on Schedule
5.3 or mergers between Borrowers), or (b) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Loan Documents and Permitted Indebtedness set forth on Schedule 7.2 and other than
(i) trade credit extended in the ordinary course of business, (ii) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (iv) cash and cash equivalents and (v) intercompany Indebtedness among Borrowers, provided, that the Foreign Subsidiary shall not incur such Indebtedness in an amount in excess of $100,000). Borrower, directly or indirectly, shall not purchase, lease, own, operate, hold, invest in or otherwise acquire any property or asset or any Collateral that is not located at the locations set forth on Schedule 5.18B, unless Borrower shall provide to Agent at least thirty (30) Business Days prior written notice. Borrower shall have no Subsidiaries unless such Subsidiaries execute a joinder agreement and become a party to this Agreement and such other Loan Documents as Agent shall determine in its Permitted Discretion and the securities of such Subsidiaries are pledged to Agent, for its benefit and the benefit of the Lenders, pursuant to a Stock Pledge Agreement.

7.5      DIVIDENDS; REDEMPTIONS; EQUITY

         Notwithstanding any provision of any Loan Document, Borrower shall not
(a) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) (provided, however, Borrower may pay dividends on its common stock in an amount, when combined with any repurchases allowed under clause (b) below and prior dividends under this clause (a) (each for the immediately preceding 12 month period), not to exceed 50% of Borrower's Net Income for the immediately preceding four (4) Accounting Quarter-period, if (i) the Term Loan is paid in full, (ii) no Default or Event of Default then exists, and (iii) Borrower has Excess Availability of at least $5,000,000 after giving effect to such dividends), (b) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that the Parent may redeem or repurchase its common stock from (i) employees, non-employee directors, consultants and other advisors pursuant to, but only to the extent required under, the terms of the related employment or other compensation-related agreements and/or incentive stock plans as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom and (ii) from other shareholders in an amount, when combined with dividends allowed by clause (a) above and prior repurchases under this clause (b) (each for the immediately preceding 12 month period), not to exceed 50% of Borrower's Net Income for the immediately preceding four (4) Accounting Quarter-period, if (A) the Term Loan is paid in full, (B) no Default or Event of Default then exists, and (C) Borrower has Excess Availability of at least $5,000,000 after giving effect to such repurchases), (c) otherwise make any payments, dividends or Distributions to any stockholder, director, member, partner or other equity owner in such Person's capacity as such, (d) make any payment of any management, service or related or similar fee to any Person; provided, however, Borrower may make such payments not in excess of $300,000 annually, so long as no Event of Default has occurred which is continuing, or
(e) issue or create any capital stock or other equity securities (other than Permitted Securities).

7.6      TRANSACTIONS WITH AFFILIATES

         Notwithstanding any provision of any Loan Document, Borrower shall not enter into or consummate any transaction of any kind with any of its affiliates or any of their respective affiliates other than: (a) salary, bonus, employee stock option and other compensation and employment arrangements with directors or officers in the ordinary course of business, (b) distributions and dividends permitted pursuant to Section 7.5, (c) transactions with Agent or any affiliate of Agent, (d) transactions and payments under and pursuant to written agreements entered into by and between Borrower and one or more of its affiliates that both
(i) reflect and constitute transactions and payments on overall terms at least as favorable to Borrower as would be the case in an arm's length transaction between unrelated parties of equal bargaining power, and (ii) are subject to such terms and conditions as determined by Agent in its Permitted Discretion; provided, that notwithstanding the foregoing or any provision of any Loan Document Borrower shall not (except as between or among Borrowers) (A) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such affiliate, (B) make any payment to any of its affiliates in excess of $50,000 singly or $100,000 in the aggregate without the prior written consent of Agent, (e) transactions in the ordinary course of business consistent with past practices among Borrower and the other Borrower or Guarantors or (f) payments made pursuant to the 2002 Rights Offering and the 2002 Purchase Agreement. Notwithstanding any other provision of any Loan Document, Borrower shall not make or suffer to exist any payment or transaction permitted under Section 7.6, or make any payment to an affiliate if a Default or Event of Default has occurred and remains in effect or would be caused by or result therefrom.

7.7 CHARTER DOCUMENTS; FISCAL YEAR; DISSOLUTION; USE OF PROCEEDS; LIFE INSURANCE; DISPOSITION OF COLLATERAL; TAXES; TRADE NAMES

         Borrower shall not (a) amend, modify, restate or change its certificate of incorporation (other than pursuant to the 2002 Rights Offering) or bylaws or similar charter documents in a manner that would be adverse to Agent or any Lender, (b) change its state of organization or change its corporate name, (c) change its fiscal year, (d) amend, alter or suspend or terminate or make provisional in any material way, any Permit the suspension, amendment, alteration or termination of which could reasonably be expected to have a Material Adverse Effect without the prior written consent of Agent, which consent shall not be unreasonably withheld, (e) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing (except as permitted pursuant to Section 7.4), (f) use any proceeds of any Loans for "purchasing" or "carrying" "margin stock" as defined in Regulations U or X of the Board of Governors of the Federal Reserve System for any use not contemplated or permitted by this Agreement, (g) sell, lease, transfer, pledge, assign or otherwise dispose of any Collateral or any interest therein (except as permitted under this Agreement), (h) engage, directly or indirectly, in any business other than the Business, (i) change its federal tax employer identification number or establish new or additional trade names without providing not less than thirty (30) days advance written notice to Agent, or (j) revoke, alter or amend any Tax Information Authorization (on IRS Form 8821 or otherwise) given to Agent.

7.8      TRANSFER OF ASSETS

         (a) Borrower shall not sell, lease, transfer, pledge, assign or otherwise dispose of any interest in any Collateral or any interest therein, or agree to do any of the foregoing, except that:

                  (i) Borrower may lease (other than by a sale-leaseback transaction) as lessee real or personal property or surrender all or a portion of a lease of the same, in each case in the ordinary course of business (so long as such lease does not create or result in and is not otherwise a Capitalized Lease Obligation prohibited under this Agreement), provided that such consents and/or landlord waivers as are required by Agent in its Permitted Discretion are signed and delivered to Agent and Lenders with respect to any lease of real property;

                  (ii) Borrower may sell obsolete or replaced equipment or excess equipment no longer needed in the ordinary course of business;

                  (iii) Borrower may sell Inventory in the ordinary course of business; and

                  (iv) Borrower may sell material assets or properties so long as Borrower complies with the mandatory prepayment provisions of Section
2.12 in connection therewith;

provided, however, Borrower must obtain the consent of Lenders prior to selling any assets pursuant to clauses (ii) and (iv) above in excess of $1,000,000 in the aggregate during each fiscal year (provided that Borrower may sell up to $2,000,000 of assets without Lenders' consent in any one year during the Term) or $5,000,000 in the aggregate during the Term;

         (b) Borrower shall not transfer any Collateral in excess of $100,000 in the aggregate, whether in one transaction or a series of transactions, to any of its locations not owned for which it has not obtained a Landlord Waiver and Consent or has not obtained Agent's prior written consent.

         (c) Borrower shall not transfer any Collateral with a value in excess of $100,000 or business activities of Borrower to the Foreign Subsidiary, unless Borrower has given Lender at least 30 Business Days' prior written notice thereof and unless Borrower and the Foreign Subsidiary have executed and delivered such documentation and taken such other actions as required by Lender in its Permitted Discretion to provide Agent, for its benefit and for the benefit of Lenders, a perfected, first priority Lien on all of the assets and properties of such Foreign Subsidiary.

7.9      CONTINGENT OBLIGATIONS AND RISKS

         Borrower shall not enter into any Contingent Obligations or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any

Person. Borrower shall not assume or become subject to any risks or liabilities other than those relating to its Business.

7.10     TRUTH OF STATEMENTS

         Borrower shall not furnish to Agent or any Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading when taken as a whole at the time and in light of the circumstances under which it was furnished.

7.11     PAYMENT ON SUBORDINATED DEBT

         Except pursuant to the 2002 Rights Offering, Borrower shall not (a) make any payment of any part or all of any principal of the Subordinated Debt,
(b) repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity, (c) make any payment of interest on any Subordinated Debt except pursuant to the issuance of additional promissory notes which are subordinated to the same extent as the Subordinated Debt, or (d) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt in a manner adverse to Agent or any Lender, as determined by Agent in its Permitted Discretion. In connection with the 2002 Rights Offering, Borrower may apply up to $1,100,000 of the cash proceeds therefrom to accrued interest and principal on the HLHZ Note, accrued interest on the 2002 Subordinated Debt and expenses associated therewith of no more than $150,000.

7.12     NON-HYPOTHECATION ON REAL PROPERTY

         Borrower shall not pledge or grant a Lien on any real property which it owns.

VIII.    EVENTS OF DEFAULT

         The occurrence of any one or more of the following shall constitute an "Event of Default:"

         (a) Borrower shall fail to pay any amount on the Obligations or provided for in any Loan Document when due, or, in respect only of any interest payment and fees required under Sections 2.3 or 2.8 or Article III, within three
(3) Business Days of when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

         (b) any representation, statement or warranty made or deemed made by any Borrower or Guarantor in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

         (c) Borrower or any Guarantor or other party thereto, other than Agent or any Lender, shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Loan Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in
Article VI (other than Sections 6.3, 6.8, 6.9 and 6.11 for which there shall be no cure period and Section 6.2 for which there shall be a cure period to the extent indicated in subsection (a) above), there shall be a 30 calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such failure, violation, breach or default. Notwithstanding the above, if Borrower is in violation of any financial covenant in Section 7.1 relating to EBITDA, such violation shall be considered cured upon receipt by Agent of a Make Well Investment to the extent required to be added to EBITDA and which thereby causes such covenant to be in compliance;

         (d) (i) any of the Loan Documents ceases to be in full force and effect, or (ii) any Lien created thereunder ceases to constitute a valid first priority (other than with respect to property or assets covered by Priority Permitted Liens) perfected Lien on the Collateral in accordance with the terms thereof, or Agent, for the benefit of itself and Lenders, ceases to have a valid perfected first priority security interest in any of the Collateral or any securities pledged to Agent, for the benefit of itself and Lenders, pursuant to the Security Documents;

         (e) one or more final judgments or decrees is rendered against Borrower or any Guarantor in an amount in excess of $250,000 individually or $500,000 in the aggregate, which is/are not covered by insurance proceeds and is/are not satisfied within three (3) Business Days of becoming final, excluding any judgment or decree which may not be executed on during any appeal;

         (f) (i) any default or breach occurs, which is not cured or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of Borrower or any Guarantor in excess of $100,000 individually or in the aggregate, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which Borrower or any Guarantor is a party or to which any of their properties or assets are subject or bound (1) that is a material (as determined by Agent in its Permitted Discretion) agreement of Borrower and such default or breach continues for more than any applicable grace period or permits the other party thereto to terminate such agreement, setoff any amounts or otherwise reduce or limit any amounts owed by such other party thereunder, (2) under or pursuant to which any Indebtedness in excess of $100,000 individually or in the aggregate was issued, created, assumed, guaranteed or secured and such default or breach continues for more than any applicable grace period or permits the holder of any such Indebtedness to accelerate the maturity thereof, or (3) that is between Borrower or any Guarantor and Agent or any Lender or affiliate of Agent or any Lender (other than the Loan Documents), or (ii) any Indebtedness of Borrower or any Guarantor in excess of $100,000 individually or in the aggregate is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness in excess of $100,000 individually or in the aggregate (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

         (g) Borrower or any Guarantor shall (i) be unable to pay its debts generally as they become due, (ii) file a petition under any insolvency statute,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (v) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

         (h) (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or any Guarantor or the whole or any substantial part of any such Person's properties, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) shall approve a petition filed against Borrower or any

Guarantor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of Borrower or any Guarantor or of the whole or any substantial part of any such Person's properties, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against Borrower or any Guarantor any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which Borrower or Guarantor takes any action to indicate its approval of or consent;

         (i) (i) any Change of Control occurs, or (ii) any Material Adverse Effect or Material Adverse Change occurs, or is reasonably expected to occur;

         (j) an event of default occurs under any other Loan Document and remains unremedied for any applicable cure period;

         (k) uninsured damage to, or loss, theft or destruction of, any portion of the Collateral occurs that exceeds $250,000 in the aggregate;

         (l) Borrower or any Guarantor or any of their respective directors or senior officers is criminally indicted or convicted of or under (a) a felony, or (b) any law that could lead to a forfeiture of any Collateral;

         (m) the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against Borrower or any Guarantor or any of their property or assets which is/are not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed; or

         (n) Borrower or any Guarantor does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII or otherwise prohibited by any Loan Document (subject to any cure periods set forth therein);

then, and in any such event, notwithstanding any other provision of any Loan Document, (I) Agent may (and at the request of Requisite Lenders, shall), by notice to Borrower (i) terminate Lenders' obligations hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any of the Loans and/or Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g), or (h), in which event all of the foregoing shall automatically and without further act by Agent or any Lender be due and payable and Lenders obligations hereunder shall terminate; provided, that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(d), there shall be a 5 Business Day cure period commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing)), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and
(II) effective immediately, without any action of Agent or Lenders, no action permitted to be taken under Article VII hereof may be taken.

IX.      RIGHTS AND REMEDIES AFTER DEFAULT

9.1      RIGHTS AND REMEDIES

         (a)      In addition to the acceleration provisions set forth in
Article VIII above, upon the occurrence and continuation of an Event of Default, Agent shall have the right to (and at the request of Requisite Lenders, shall) exercise any and all rights, options and remedies provided for in any Loan Document, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of Borrower or any Guarantor held by Agent, for the benefit of Lenders, or Lenders to reduce the Obligations, (ii) foreclose the Liens created under the Loan Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged, with or without judicial process, without giving any warranties and Agent may specifically disclaim warranties of title and the like, (iv) exercise all rights and powers with respect to the Collateral as Borrower or any Guarantor, as applicable, might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Borrower or Guarantor shall resist or interfere with such action, (vii) at Borrower's expense, require that all or any part of the Collateral be assembled and made available to Agent at any place designated by Agent, (viii) reduce or otherwise change the Facility Cap and/or the Maximum Loan Amount, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon. Notwithstanding any provision of any Loan Document, Agent, in its Permitted Discretion, shall have the right, at any time that Borrower fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of Obligations; (iii) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance, repair and/or preservation of the Collateral. Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral, and such payments by Agent shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.

         (b) Borrower agrees that notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrower. At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by Borrower or any Guarantor which right is hereby waived and released. Borrower, jointly and severally, covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral. In dealing with or disposing of the Collateral or any part thereof, Agent and Lenders shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

9.2      APPLICATION OF PROCEEDS

         In addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof, prior to the acceleration of the Obligations, shall be applied in accordance with the order of priority set forth in Section 2.5, and after


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

the acceleration of the Obligations shall be applied in the following order of priority: (i) first, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrower's business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent or Lenders may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys' fees and all expenses, liabilities and advances made or incurred in connection therewith); (ii) second, to the payment of all fees, expense reimbursements, actual expenses related to indemnities and other amounts due Agent (in such capacity) and the L/C Issuer (in such capacity); (iii) third, to the payment of all interest, fees and actual expenses related to indemnities due to the Revolving Lenders, (iv) fourth, to the payment of all outstanding Advances and Letter of Credit Obligations; (v) fifth, to the payment of all outstanding principal and interest on the Term Loans; (vi) sixth, to all other Obligations; (vii) seventh, to the satisfaction of indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Agent, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Agent and Lenders need not address their claims; and (viii) eighth, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Borrower shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.

9.3      RIGHTS TO APPOINT RECEIVER

         Without limiting and in addition to any other rights, options and remedies Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, Agent shall have the right to apply for a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its and Lenders' rights and remedies in order to manage, protect and preserve the Collateral and continue the operation of the business of Borrower and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

9.4      ATTORNEY IN FACT

         Borrower hereby irrevocably appoints Agent, for its benefit and the benefit of Lenders, as its attorney in fact to take any action Agent deems necessary or desirable upon the occurrence and continuation of an Event of Default to protect and realize upon its and Lenders' Lien in the Collateral, including the execution and delivery of any and all documents or instruments related to the Collateral in Borrower's name, and said appointment shall create in Agent, for its benefit and the benefit of Lenders, a power coupled with an interest.

9.5      BLOCKED ACCOUNTS

         Without limiting and in addition to any other rights, options and remedies, Agent and Lenders have under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of any Event of Default, Agent shall have the right to require that all amounts in all Deposit Accounts of Borrower and that all cash payments received by Borrower are paid and delivered directly into a blocked account under the sole dominion and control of Lender and that all such amounts are immediately


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

transferred into a depository account or accounts maintained by Agent or an affiliate of Agent at such bank as Agent may determine in its sole discretion.

9.6      RIGHTS AND REMEDIES NOT EXCLUSIVE

         Agent shall have the right in its sole discretion to determine which rights, Liens and/or remedies Agent or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Agent's or Lenders' rights, Liens or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Agent described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X.       WAIVERS AND JUDICIAL PROCEEDINGS

10.1     WAIVERS

         Except as expressly provided for herein, Borrower hereby waives demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document. To the extent allowed under applicable law, Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit of itself and Lenders, in and to, any Collateral.

10.2     DELAY; NO WAIVER OF DEFAULTS

         No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent's or Lenders' part in enforcing any such provision shall affect the liability of Borrower or any Guarantor or operate as a waiver of such provision or affect the liability of Borrower or any Guarantor or preclude any other or further exercise of such provision. No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver. Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances and/or funding under the Term Loan, neither Agent nor any Lender waives any breach of any representation or warranty of under any Loan Document, and all of Agent's and Lenders' claims and rights resulting from any such breach or misrepresentation are specifically reserved.

10.3     JURY WAIVER

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY

AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.4     [RESERVED.]

10.5     AMENDMENT AND WAIVERS

         (a) Except as otherwise provided herein, no amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders, Agent and Borrower; provided, that no amendment, modification, termination, or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following and that the agreement of Borrower shall not be required for any amendment, modification, termination, or waiver that does any of the following (other than item (vi) below to the extent adverse to Borrower): (i) increase the Commitment of any Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (iii) extend the scheduled due date, reduce the amount due on any scheduled due date, of any installment of principal, interest, or fees payable with respect to any Loan, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders); (v) except as otherwise permitted herein or in the other Loan Documents, release Borrower or any Guaranty or release any of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) amend, modify or waive this Section 10.5 or the definitions of the terms used in this
Section 10.5 insofar as the definitions affect the substance of this Section
10.5 (which action shall be deemed to directly affect all Lenders); (vii) change the definition of LC Issuer, or (viii) consent to the assignment or other transfer by Borrower or any other party (other than Agent or any Lender) to any Loan Documents of any of their rights and obligations under any Loan Document; and, provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required herein above to take such action.

         (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent, the benefit of itself and the benefit of Lenders, to take additional Collateral pursuant to any Loan Document.

         (c) Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon Agent, each Lender and Borrower.

XI.      EFFECTIVE DATE AND TERMINATION

11.1     EFFECTIVENESS AND TERMINATION

         Subject to each Lender's rights to terminate and cease making and funding Loans upon the occurrence and during the continuation of any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless


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

terminated sooner as provided in this Section 11.1. Borrower may terminate this Agreement at any time upon not less than thirty (30) calendar days' prior written notice to Agent and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 30th calendar day after Receipt by Agent of such written notice. Upon any termination by Borrower of the Commitment to make Revolving Loans, the obligation of Lenders to make Advances under the Revolving Facility shall terminate. All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the "TERMINATION DATE"); provided, that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the thirty (30) calendar days' prior written notice period. Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect any Lender's or Agent's rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full. The Liens granted to Agent, for the benefit of itself and Lenders, under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Agent and Lenders shall continue in full force and effect notwithstanding the fact that Borrower's borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.

11.2     SURVIVAL

         All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower or any Guarantor in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making and funding of the Loans and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash. The obligations and provisions of Sections 3.5, 3.6, 6.13, 10.1, 10.3, 11.1, 11.2, 12.4, 12.7, 12.9 and 12.10 and Article XI-A shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XI-A.    AGENCY PROVISIONS


11-A.1   AGENT

         (a) Appointment. Each Lender hereby designates and appoints CapitalSource as the administrative agent and the collateral agent, under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes CapitalSource, as the administrative agent and the collateral agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. CapitalSource hereby agrees that, so long as CapitalSource is the Agent, its aggregate Commitments shall be equal to or greater than any other Lender's aggregate Commitments. Agent agrees to act as such on the conditions contained in this Article 11-A. The provisions of this Article 11-A are solely for the benefit of Agent and Lenders, and Borrower shall have no rights as a third-party beneficiary of any of the provisions hereof. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

         (b) Nature of Duties. In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders and its duties are administrative in nature and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or Borrower. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or


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

in the other Loan Documents. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Except for information, notices, reports, and other documents expressly required to be furnished to Lenders by the Agent hereunder or given to the Agent for the account of or with copies for Lenders, each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender. Agent shall promptly notify (in writing) each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

         (c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, managers, members, equity owners, employees or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith. Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder, and Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by Borrower herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees or agents to any personal liability unless Agent receives an indemnification reasonably satisfactory to it from Lenders with respect to such action.

         (d) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.


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

         (e) Indemnification. Each Lender, severally and not jointly, agrees to reimburse and indemnify and hold harmless Agent and its officers, directors, managers, members, equity owners, employees and agents (to the extent not reimbursed by Borrower or the Guarantors, if any), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this Article 11-A shall survive the payment in full of the Obligations and the termination of this Agreement.

         (f) CapitalSource Individually. With respect to the Loans made by it, and the Notes issued to it, CapitalSource shall have and may exercise the same rights and powers hereunder and under the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and the other Loan Documents as any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CapitalSource in its individual capacity as a Lender or one of the Requisite Lenders. CapitalSource may lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any Subsidiary of Borrower as if it were not acting as Agent pursuant hereto.

         (g)      Successor Agent.

                  (i) Resignation. Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30) days' prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.

                  (ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (g)(i) above, Requisite Lenders shall appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) day period, the retiring Agent, upon notice to Borrower, may, on behalf of Lenders, then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders, appoint a successor Agent as provided above. If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) day period, the resignation shall become effective and Requisite Lenders shall thereafter perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                  (iii) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and, upon the earlier of such acceptance or the effective date of the retiring Agent's resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, except that any indemnity rights or other rights in favor of such retiring Agent shall continue. After any retiring Agent's resignation as Agent


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

under the Loan Documents, the provisions of this Article 11-A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

         (h)      Collateral Matters.

                  (i) Collateral. Each Lender agrees that any action taken by the Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and the Agent. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Borrower or any of its Subsidiaries; (iii) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (ii) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent for the benefit of Lenders upon any property covered by this Agreement or the Loan Documents (A) upon termination of this Agreement and payment and satisfaction in full of all Obligations; (B) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (C) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended.

                  (iii) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 11-A.1(h)(i) and (ii)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under Section 11-A.1(h)(ii). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any Subsidiary of Borrower, in respect of), all interests retained by Borrower or any Subsidiary of Borrower, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

                  (iv) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 11-A.1(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission, or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account. Notwithstanding the foregoing, Agent shall be liable with respect to its own gross negligence or willful misconduct.

         (i) Agency for Perfection. Each Lender hereby appoints Agent as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the UCC in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         (j) Exercise of Remedies. Except as set forth in Section 11-A.3, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

11-A.2   CONSENTS

         (a) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent so long as such request contained a notice stating that such failure to respond within ten (10) Business Days would be deemed to be a consent by such Lender.

         (b) In the event Agent requests the consent of a Lender in a situation where such Lender's consent would be required and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Loans to Agent for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest in the Loans will be assigned by such Lender when such principal, interest and fees are paid to such Lender. In the event that Agent elects to require any Lender to assign its interest to Agent pursuant to this
Section 11-A.2, Agent will so notify such Lender in writing within forty-five
(45) days following such Lender's denial, and such Lender will assign its interest to Agent no later than five (5) days following receipt of such notice.

11-A.3   SET OFF AND SHARING OF PAYMENTS

         In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, to the fullest extent permitted by law, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (general or special, time or demand, provisional or final) held by such


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Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written notice to Agent; provided, however, that the failure to give notice to Borrower or to any other Person shall not affect the validity of such set-off and application. Any Term Lender which has exercised its right to set off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of the Term Lenders on account of such Obligations, purchase for cash (and the other Term Lenders or holders of the Term Loan shall sell) participations in each such other Term Lender's or holder's Pro Rata Share of Obligations as would be necessary to cause such Term Lender to share such excess with each other Term Lenders or holders in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Term Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Any Revolving Lender which has exercised its right to set off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all the Revolving Lenders on account of such Obligations shall, to the extent the amount of any such set off or payment exceeds it Pro Rata Share of payments obtained by all the Revolving Lenders on account of such Obligations, purchase for cash (and the other Revolving Lenders or holders of Revolving Loans shall sell) participations in each such other Revolving Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Revolving Lender to share such excess with each other Revolving Lenders or holders in accordance with their respective Pro Rata Share; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Revolving Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

11-A.4   DISBURSEMENT OF FUNDS

         Agent may, on behalf of Revolving Lenders, disburse funds to Borrower for Advances requested. Each Revolving Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each Revolving Lender will remit to Agent its Pro Rata Share of any Advance before Agent disburses same to Borrower. If Agent elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Revolving Lender by telephone, telex or telecopy of the amount of such Revolving Lender's Pro Rata Share of such requested Advance no later than one (1) Business Day prior to the funding date applicable thereto, and each such Revolving Lender shall pay Agent such Revolving Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 3:00 p.m. (Eastern Time). If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 11-A.4 shall be without premium or penalty. Nothing in this Section 11-A.4 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of Section 11-A.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.


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

11-A.5   SETTLEMENTS; PAYMENTS AND INFORMATION

         (a)      Advances and Payments; Payments; Interest and Fee Payments.

                  (i) The amount outstanding pursuant to Advances may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Revolving Lender notwithstanding terms to the contrary set forth in Section 11-A.4, Advances and repayments may be settled according to the procedures described in Sections 11-A.5(a)(ii) and 11-A.5(a)(iii) of this Agreement. Payments of principal, interest and fees in respect of the Loans will be settled, in accordance with each Revolving Lender's Pro Rata Share on the first Business Day after such payments are received. Notwithstanding these procedures, each Revolving Lender's obligation to fund its Pro Rata Share of any Advances made by Agent to Borrower will commence on the date such Advances are made by Agent; provided, however, nothing contained in this Agreement shall obligate a Lender to make an Advance at any time an Event of Default exists. Such payments will be made by such Revolving Lender without set-off, counterclaim or reduction of any kind.

                  (ii) Once each week, or more frequently (including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Revolving Lender by 1 p.m. (Eastern Time) by telephone, telex, or telecopy of the amount of each such Revolving Lender's Pro Rata Share of the outstanding Advances. In the event payments are necessary to adjust the amount of such Revolving Lender's share of the Advances to such Revolving Lender's Pro Rata Share of the Advances, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. (Eastern Time) on the Business Day following the Settlement Date.

                  (iii) On the first Business Day of each month ("INTEREST SETTLEMENT DATE"), Agent will advise each Revolving Lender by telephone or facsimile of the amount of interest and fees charged to and collected from Borrower for the proceeding month in respect of the Advances. Provided that such Revolving Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Revolving Lender, by wire transfer to such Revolving Lender's account (as specified by such Revolving Lender on Schedule A of this Agreement as amended by such Revolving Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3 p.m. (Eastern Time) on the next Business Day following the Interest Settlement Date such Revolving Lender's share of such interest and fees.

         (b)      Availability of Lenders' Pro Rata Share.

                  (i) Unless Agent has been notified by a Revolving Lender prior to any proposed funding date of such Revolving Lender's intention not to fund its Pro Rata Share of the Advance amount requested by Borrower, Agent may assume that such Revolving Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable; provided, however, nothing contained in this Agreement shall obligate a Lender to make an Advance at any time an Event of Default exists. If such amount is not, in fact, made available to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim, or deduction of any kind.

                  (ii) Nothing contained in this Section 11-A.5(b) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.


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

         (c)      Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

11-A.6   DISSEMINATION OF INFORMATION

         Agent will distribute promptly to Lenders copies of all notices, schedules, reports, projections, financial statements, agreements and other material and other information, including, but not limited to, financial and reporting information received from Borrower or its Subsidiaries or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender or as Agent), as provided for in this Agreement and the other Loan Documents as received by the Agent. Agent shall not be liable to Lenders for any failure to comply with its obligations under this
Section 11-A.6, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

XII.     MISCELLANEOUS

12.1     GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; VENUE

         The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against Borrower with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery of each Loan Document to which it is a party, Borrower (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5 hereof, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens. Nothing shall affect the right of Agent or any Lender to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement with the assistance of counsel and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.


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

12.2     SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS

         (a) Each Lender may at any time assign all or a portion of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "TRANSFEREE"); provided, (i) that such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement and (ii) such assignments shall involve Obligations of not less than $5,000,000 or, if less, the remaining Commitment of such Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations as it would if it were a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 12.4 and 12.7). Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the Transferee and that the Transferee shall be considered to be a "Lender" hereunder. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

         (b) Each Lender may at any time sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all its rights and obligations with respect to the Loans) to one or more Persons (a "PARTICIPANT"). In the event of any such sale by a Lender of a participation to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each of the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that such Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver of: (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (ii) any extension of the termination date of this Agreement or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). Borrower hereby acknowledges and agrees that the Participant under each participation shall, solely for the purposes of Sections 10.5 and
12.4 and 12.7 of this Agreement be considered to be a "Lender" hereunder.

         (c) The Agent, on behalf of the Borrower, shall maintain at its address referred to in Section 12.5 a copy of each Lender Addition Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, and the Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, each of the Borrower, the Agent and the


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

Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan, the Notes and the Commitment recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Notwithstanding anything in this Agreement to the contrary, no assignment under subsection 12.2(a) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until the Agent shall have recorded the assignment pursuant to subsection 12.2(c). Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and an Transferee, the Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall, upon the request of the Agent by the assigning Lender or the Transferee, as applicable, execute and deliver to the Agent, within 5 Business Days of any request, new Notes to reflect the interest held by the assigning Lender and its Transferee.

         (e) Except as otherwise provided in this Section 12.2 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

         (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, the Loans owing to it and the Notes held by it and the other Loan Documents and Collateral.

         (g) Borrower agrees to use its commercially reasonable best efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender.

         (h)      Notwithstanding anything in this Agreement to the contrary,
(i) CapitalSource and its affiliates shall not be required to execute and deliver a Lender Addition Agreement in connection with any transaction involving its affiliates or lenders, (ii) no lender to or funding source of CapitalSource or its affiliates shall be considered a Transferee and (iii) there shall be no limitation or restriction on CapitalSource's ability to assign or otherwise transfer any Loan Document to any such affiliate or lender; provided, however, CapitalSource shall continue to be liable as a "Lender" under the Loan Documents unless such affiliate or lender executes a Lender Addition Agreement and thereby becomes a "Lender."

         (i) The Loan Documents shall inure to the benefit of each Lender, Agent, Transferees, Participants and all future holders of the Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. Each Loan Document shall be binding upon the Persons other than Lender and Agent that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Agent. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor. Nothing contained in any Loan Document shall be construed as a delegation to Agent or any Lender of any other Person's duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT AGENT OR ANY LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND REISSUE (WITHOUT SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING


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FROM SUCH DIVISION) THE NOTES, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING
INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, NOTE, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS. Each Transferee and Participant shall have all of the rights and benefits with respect to the Obligations, Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof, provided that, notwithstanding anything to the contrary in any Loan Document, no Borrower shall be obligated to pay under this Agreement to any Transferee or Participant any sum in excess of the sum which it would have been obligated to pay to Lenders had such participation not been effected. Notwithstanding any other provision of any Loan Document, Agent and Lenders may disclose to any Transferee or Participant all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document.

12.3     APPLICATION OF PAYMENTS

         To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender. Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Agent shall decide in its sole discretion.

12.4     INDEMNITY

         Borrowers jointly and severally shall indemnify Agent and each Lender, their respective affiliates and managers, members, officers, employees, affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence, bad faith or willful misconduct of such Indemnified Person. If any Indemnified Person uses in-house counsel for any purpose for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed. Agent agrees to give Borrower reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this Section 12.4, and Agent may elect (but is not obligated) to direct the defense thereof; provided, that the selection of counsel shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed, and Borrower shall be entitled to participate in the defense of any matter for which indemnification may be required under this Section 12.4 and to employ counsel at its own expense to assist in the handling of such matter. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral, subject to Borrower's prior approval of any settlement, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an "INSURED EVENT"), Agent agrees not to exercise its


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

right to select counsel to defend the event if that would cause Borrower's insurer to deny coverage; provided, however, that Agent reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at its sole cost and expense. To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that Borrower has paid to Agent or any Lender pursuant to the indemnity set forth in this Section 12.4, then Agent and/or Lender shall promptly pay to Borrower the amount of such recovery. Without limiting any of the foregoing, Borrowers jointly and severally indemnifies the Indemnified Parties for all claims for brokerage fees or commissions (other than claims of a broker with whom such Indemnified Party has directly contracted in writing) which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby.

12.5     NOTICE

         Any notice or request under any Loan Document shall be given to any party to this Agreement at such party's address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this
Section 12.5. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a "RECEIPT"): (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or
(iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

12.6     SEVERABILITY; CAPTIONS; COUNTERPARTS; FACSIMILE SIGNATURES

         If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

12.7     EXPENSES

         Except for brokerage fees or commissions owed by Agent or Lenders to brokers with whom Agent, Lenders and/or their affiliates have contracted with respect to the transactions contemplated by the Loan Documents, Borrower shall pay, whether or not the Closing occurs, all costs and expenses incurred by Agent, Lenders and/or their affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys' fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations or the taking or refraining from taking by Agent or


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

Lender of any action requested by Borrower, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Agent's, for the benefit of itself and Lenders, Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent's and Lenders' transactions with Borrower,
(vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, (vii) arising out of or relating to any Default or Event of Default or occurring thereafter or as a result thereof, (viii) in connection with all actions, visits, audits and inspections undertaken by Agent or Lenders or their affiliates pursuant to the Loan Documents, and/or (ix) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument. All of the foregoing shall be charged to Borrower's account and shall be part of the Obligations. If Agent, any Lender or any of their affiliates uses in-house counsel for any purpose under any Loan Document for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent, such Lender or such affiliate in its sole discretion for the work performed. Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by each Lender's income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.

12.8     ENTIRE AGREEMENT

         This Agreement and the other Loan Documents to which Borrower is a party constitute the entire agreement between Borrower, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings (including but not limited to the Commitment Letter dated June 17, 2002 between Parent and CapitalSource and the term sheet dated on or about May 3, 2002 between the Parent and CapitalSource), if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower and Agent. Except as set forth in and subject to Section 10.5, no provision of any Loan Document may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Borrower, Agent and Lenders (or Requisite Lenders, as appropriate); provided, that no consent or agreement by Borrower shall be required to amend, modify, change, restate, waive, supplement, discharge, cancel or terminate any provision of Article 11-A so long as no additional duties are required to be assumed by Borrower. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof. The schedules attached hereto may be amended or supplemented by Borrower upon delivery to Agent of such amendments or supplements and, except as otherwise provided in this Agreement, the written approval thereof by Agent.

12.9     APPROVALS AND DUTIES

         Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is subject of any Loan Document may be granted or withheld by Agent or Lenders, as applicable, in their sole and absolute discretion. Other than Agent's duty of reasonable care with respect to Collateral delivered pursuant to the Stock Pledge Agreement, Agent and Lenders shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

12.10    CONFIDENTIALITY AND PUBLICITY

         Except to the extent disclosure is required by applicable law, Agent and each Lender reserve the right to review and approve all materials that Borrower or any of its affiliates prepares that contain Agent's or such Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Except to the extent disclosure is required by applicable law, Borrower shall not, and shall not permit any of its affiliates to, use either Agent's or any Lender's name (or the name of any of Agent's or any Lender's affiliates) in connection with any of its business operations, provided, that Borrower may disclose the Lender's name, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to its shareholders and prospective purchasers of debt or equity securities of Borrower so long as Borrower informs such prospective purchasers of the confidential nature of such information and such Persons agree in writing not to disclose the same to any other Person and to be bound by the confidentiality provisions of this Agreement. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its affiliates to contract on behalf of Agent or any Lender. Further, the Borrower agrees that Agent or any affiliate of Agent may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, and (ii) use any Borrower's or Guarantor's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

12.11    RELEASE OF COLLATERAL

         Promptly following full performance and satisfaction and indefeasible payment in full in cash of all Obligations (other than contingent obligations and indemnities that survive repayment of the Loans and termination of the Commitments) and the termination of this Agreement, the Liens created hereby shall terminate and Agent and Lenders shall execute and deliver such documents as are necessary to release Lenders' Liens in the Collateral and shall return the Collateral to Borrower. Agent and Lenders shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered except that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person's own acts.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                    [SIGATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties has duly executed this Revolving Credit, Term Loan and Security Agreement as of the date first written above.



                                       BORROWER:

                                       ACORN PRODUCTS, INC.



                                       By: /s/ John G. Jacob
                                          --------------------------------------
                                       Name: John G. Jacob
                                            ------------------------------------
                                       Title: VP and CFO
                                             -----------------------------------

                                       390 W. Nationwide Blvd.
                                       Columbus, OH 43215
                                       Attention: John Jacob
                                       Telephone: (614) 222-4400
                                       FAX: (614) 358-0428
                                       E-MAIL: jjacob@uniontools.com



                                       UNIONTOOLS, INC.



                                       By: /s/ John G. Jacob
                                          --------------------------------------
                                       Name: John G. Jacob
                                            ------------------------------------
                                       Title: VP and CFO
                                             -----------------------------------

                                       390 W. Nationwide Blvd.
                                       Columbus, OH 43215
                                       Attention: John Jacob
                                       Telephone: (614) 222-4400
                                       FAX: (614) 358-0428
                                       E-MAIL: jjacob@uniontools.com

                                       AGENT AND LENDER:

                                       CAPITALSOURCE FINANCE LLC



                                       By: /s/ Steven A. Museles
                                          --------------------------------------
                                       Name: Steven A. Museles
                                            ------------------------------------
                                       Title: Senior Vice President
                                             -----------------------------------

                                       CapitalSource Finance LLC
                                       4445 Willard Avenue, 12th Floor
                                       Chevy Chase, MD 20815
                                       Attention: Corporate Finance Group,
                                       Portfolio Manager
                                       Telephone: (301) 841-2700
                                       FAX: (301) 841-2360
                                       E-MAIL: jpeterson@capitalsource.com

                                       LENDER:

                                       THE PROVIDENT BANK



                                       By: /s/ Marshall M. Stuart
                                          --------------------------------------
                                       Name: Marshall M. Stuart
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       The Provident Bank
                                       One East Fourth Street, 216A
                                       Cincinnati, Ohio 45202
                                       Attention: Thomas L. Fischer,
                                                  Vice President
                                       Telephone: (513) 639-4889
                                       FAX: (513) 639-1588
                                       E-MAIL: tom.fischer@providentbank.com

                                     ANNEXES

Annex I           Financial Covenants
Annex II          Reporting Requirements

                                    EXHIBITS

Exhibit A         Form of Borrowing Certificate

                                    SCHEDULES

Schedule A        Lenders/Commitments
Schedule A-1      Adjusted EBITDA Add-Backs
Schedule 2.4      Borrower's Bank Accounts
Schedule 3.9      New Share Calculation
Schedule 5.1      Qualifications to do Business
Schedule 5.2      Loan Documents and Consents
Schedule 5.3      Subsidiaries, Capitalization and Ownership Interests
Schedule 5.4      Real Properties
Schedule 5.5      Other Agreements
Schedule 5.8      Tax Returns and Governmental Reports
Schedule 5.11     Intellectual Property
Schedule 5.12     Licenses and Permits
Schedule 5.15     Existing Indebtedness
Schedule 5.17     Insurance
Schedule 5.18A    Trade Names
Schedule 5.18B    Location of Offices, Records and Collateral
Schedule 5.18C    Deposit Accounts and Investment Property
Schedule 6.8      Further Assurances and Post Closing Deliverables
Schedule 7.2      Permitted Indebtedness
Schedule 7.3      Permitted Liens

                                     ANNEX I

                               FINANCIAL COVENANTS

1)       LEVERAGE RATIO

                  As measured on each of the following Covenant Test Dates for the Test Periods then ending, Leverage Ratio shall not exceed the following ratios:

                      ACCOUNTING
                    QUARTER ENDED
                    (ON OR ABOUT)                LEVERAGE RATIO
                  ------------------             --------------
                       June 30, 2002               3.75:1.00
                  September 30, 2002               3.50:1.00
                   December 31, 2002               4.00:1.00
                  ---------------------------------------------
                      March 31, 2003               4.00:1.00
                       June 30, 2003               3.75:1.00
                  September 30, 2003               3.50:1.00
                   December 31, 2003               3.75:1.00
                  ---------------------------------------------
                      March 31, 2004               3.50:1.00
                       June 30, 2004               3.25:1.00
                  September 30, 2004               2.50:1.00
                   December 31, 2004               3.25:1.00
                  ---------------------------------------------
                      March 31, 2005               3.25:1.00
                       June 30, 2005               3.00:1.00
                  September 30, 2005               2.25:1.00
                   December 31, 2005               3.00:1.00
                  ---------------------------------------------
                      March 31, 2006               3.00:1.00
                       June 30, 2006               3.00:1.00
                  September 30, 2006               2.25:1.00
                   December 31, 2006               3.00:1.00
                      March 31, 2007               3.00:1.00
                  ---------------------------------------------

2)       MINIMUM ADJUSTED EBITDA

                  As measured on each of the following Covenant Test Dates for the Test Periods then ending, Adjusted EBITDA for the applicable Test Period shall not be less than the following:

                     ACCOUNTING
                    QUARTER ENDED
                    (ON OR ABOUT)        MINIMUM ADJUSTED EBITDA
                  ------------------     -----------------------
                       June 30, 2002         $ 9,500,000
                  September 30, 2002           9,500,000
                   December 31, 2002           9,500,000
                  ----------------------------------------------
                      March 31, 2003           9,500,000
                       June 30, 2003          10,000,000
                  September 30, 2003          10,000,000
                   December 31, 2003          10,000,000
                  ----------------------------------------------
                      March 31, 2004          11,000,000
                       June 30, 2004          11,000,000
                  September 30, 2004          11,000,000
                   December 31, 2004          11,000,000
                  ----------------------------------------------
                      March 31, 2005          12,000,000
                       June 30, 2005          12,000,000
                  September 30, 2005          12,000,000

                   December 31, 2005          12,000,000
                  ----------------------------------------------
                      March 31, 2006          13,000,000
                       June 30, 2006          13,000,000
                  September 30, 2006          13,000,000
                   December 31, 2006          13,000,000
                      March 31, 2007          13,000,000
                  ----------------------------------------------

The above minimum Adjusted EBITDA levels shall be reduced by an amount equal to 20% of the amount of any prepayment of the Term Loan pursuant to Section 2.12 for the Test Period in which such prepayment occurs and each Test Period thereafter, which prepayment results from cash equity contributed to and retained by Borrower within such Test Period.

3)       FIXED CHARGE COVERAGE RATIO

                  Starting with the Covenant Test Date for the Accounting Quarter ending on June 30, 2002, and on all Covenant Test Dates thereafter, as measured and determined on each Covenant Test Date, the Fixed Charge Coverage Ratio shall not be less than 1.25:1.00.

4)       CAPITAL EXPENDITURES

                  Borrower shall not permit its Capital Expenditures in the aggregate to exceed (i) $3,000,000 during fiscal year 2002, and (ii) $4,000,000 during any fiscal year after 2002.

                  For purposes of the covenants set forth in this Annex I, the terms listed below shall have the following meanings:

                  "Adjusted EBITDA" shall mean EBITDA plus the amounts listed on the attached Schedule A-1.

                  "Capital Expenditures" shall mean the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) that are or are required to be treated as capital expenditures under GAAP, minus any proceeds from insurance or proceeds from dispositions of assets permitted by this Agreement that have been reinvested in the same or similar assets.

                  "EBITDA" shall mean the sum, without duplication, of the following: Net Income determined in accordance with GAAP, plus, (a) interest expense used in the calculation of Net Income, (b) taxes on income, (c) depreciation expense, (d) amortization expense, (e) all other non-cash charges approved by Agent, (f) loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP, and (g) any Make Well Investment (unless Agent has determined in its reasonable discretion that any applicable breach of Section 7.1 related to such Make Well Investment is the result of a Material Adverse Change) (provided that such Make Well Investment shall be considered made on the immediately preceding Covenant Test Date), less (h) all non-cash income, and (i) gain from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" shall mean, for Borrower on a consolidated basis, at any date of determination, the ratio of (a) Adjusted EBITDA, minus non-financed Capital Expenditures, minus cash taxes paid, to (b) Fixed Charges, each for the Test Period ended on such date.

                  "Fixed Charges" shall mean, the sum of the following for Borrower, on a consolidated basis: (a) Total Debt Service, (b) dividends paid, and (c) cash paid for stock repurchases.

                  "Interest Expense" shall mean total cash interest expense (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of Borrower on a consolidated basis with respect to all outstanding Indebtedness including capitalized interest but excluding (i) commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing, and
(ii) net costs under Interest Rate Agreements.

                  "Interest Rate Agreement" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

                  "Leverage Ratio" shall mean, at any date of determination, for Borrower on a consolidated basis, the ratio of (i) Total Debt on such date, plus the aggregate liability of Borrower pursuant to any letter of credit or surety bond as of the Accounting Quarter ended on such date to (ii) Adjusted EBITDA for the Test Period ended on such date.

                  "Net Income" shall mean the net income (or loss) of Borrower on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

                  "Total Debt" shall mean, at any date of determination, the total Indebtedness of Borrower (including all Indebtedness and Obligations under the Loan Documents) on a consolidated basis, excluding (i) the 2002 Subordinated Debt, (ii) the HLHZ Note and (iii) current operating liabilities.

                  "Total Debt Service" shall mean the sum of (i) scheduled or other required payments of principal on Total Debt, (ii) any other fees due or payable with respect to, in connection with or on Total Debt, and (iii) Interest Expense.

                                    ANNEX II

                             REPORTING REQUIREMENTS

1. Weekly Borrowing Base with rollforward of A/R and current inventory reporting from perpetual.

2.       Monthly borrowing base and calculation of ineligibles.

3.       Monthly Accounts Receivable Summary Aging

4.       Monthly Accounts Receivable Detailed Aging (electronic copy)

5.       Monthly A/R reconciliation to general ledger

6.       Monthly Accounts Payable Aging

7.       Month End Inventory Detail by Location

8. Month End Inventory Perpetual on MS Excel with 12 Month Sales History for Each Part, 12 Month Usage History for Each Part, and Forecasted Sales for Each Part

9.       Month End Inventory By Type Report which lists the inventory by Product
         Class

10.      Month End Private Label Inventory Report

11. Month End Outplant Report which lists all inventory at outside processors and warehouses

12. Month End Excess Inventory Spreadsheet and backup reports including the Finished Goods Inventory Overview and Raw Materials and Subassemblies Overview Reports

13. Month End New Part Number Report with the date it was introduced into the inventory

14.      Month End In-Transit Inventory Report

15.      Monthly Inventory Reconciliation

                                   APPENDIX A

                                   DEFINITIONS

                  "Account Debtor" shall mean any Person who is obligated under an Account.

                  "Accounting Month" shall mean each monthly accounting period within each Accounting Quarter.

                  "Accounting Quarter" shall mean the approximate three month period beginning on the Monday after the Sunday closest to the last day of a calendar quarter and ending on the Sunday closest to the last day of the following calendar quarter, in each case taken as one accounting period.

                  "Accounts" shall mean all "accounts" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, Contract Rights, instruments, general intangibles or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Advances" shall mean a borrowing under the Revolving Facility. Any amounts paid by Agent or any Lender on behalf of Borrower or any Guarantor under any Loan Document shall be an Advance for purposes of this Agreement.

                  "Affiliate" or "affiliate" shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of five percent (5%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person . For purposes of this definition, the term "control" (and the correlative terms, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

                  "Applicable Rate" shall mean the interest rates applicable from time to time to Loans under this Agreement.

                  "Blocked Accounts" shall mean the lockbox and accounts maintained by Borrower at the Lockbox Banks into which all collections or payments on their Accounts and other Collateral and other cash payments received by Borrower are paid.

                  "Borrowing Base" shall mean, as of any date of determination, the net collectible value of (a) Eligible Receivables and (b) Eligible Inventory Costs, as determined with reference to the most recent Borrowing Certificate and otherwise in accordance with this Agreement; provided, however, that if as of such date the most recent Borrowing Certificate is of a date more than four (4) Business Days before or after such date, then, without limiting any other remedies that may be available to Agent, the Borrowing Base shall be determined by Agent in its sole discretion.

                  "Borrowing Certificate" shall mean a Borrowing Certificate substantially in the form of Exhibit A hereto.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is closed.

                  "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" on the balance sheet of such Person in accordance with GAAP.

                  "Capitalized Lease Obligations" shall mean all obligations of any Person under Capital Leases of Borrower, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

                  "Change of Control" shall mean, with respect to Borrower, the occurrence of any of the following: (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which its stockholders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any affiliate thereof, and, as a result thereof, Persons who, individually or in the aggregate, were holders of 50% or more of its voting stock, securities or equity, partnership or ownership interests immediately prior to such transaction or series of transactions hold less than 50% of the voting stock, securities or other equity, partnership or ownership interests of the resulting or surviving entity or such affiliate thereof, (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of its assets, (iii) any "change in/of control" or "sale" or "disposition" or similar event as defined in any certificate or incorporation or statement of designations of any Borrower or in any document governing indebtedness of such Person in excess of $100,000 singly or in the aggregate which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof, (iv) investment funds managed by Oaktree Capital Management, LLC and The TCW Group, Inc. combined cease to be the record owners of at least 50.1% of the voting stock of the Parent, (v) investment funds managed by Oaktree Capital Management, LLC and The TCW Group, Inc. combined cease to be entitled to elect or appoint at least two directors of the Parent's Board of Directors, (vi) A. Corydon Meyer ceases to be employed as Chief Executive Officer of the Parent or his employment agreement is assigned by either of the Borrowers or he otherwise becomes disabled and is not replaced within 60 calendar days by an interim Chief Executive Officer, and within 180 calendar days by a permanent Chief Executive Officer, each to Agent's satisfaction as determined in its Permitted Discretion, or any such replacement Chief Executive Officer ceases such employment or otherwise becomes disabled unless replaced in the same time periods and to Agent's satisfaction as determined in its Permitted Discretion, or (vii) any "Change of Control" as defined in the Employment Agreement dated June 11, 2002 among Parent, Union and
A. Corydon Meyer.

                  "Charter and Good Standing Documents" shall mean, for each Borrower (i) a copy of the certificate or articles of incorporation or formation (or other charter document) certified as of a date not more than five (5) Business Days before the Closing Date by the applicable Governmental Authority of the jurisdiction of incorporation or organization of Borrower, (ii) a copy of the bylaws or similar organizational documents of certified as of a date not more than five (5) Business Days before the Closing Date by the corporate secretary or assistant secretary of Borrower, (iii) an original certificate of good standing as of a date reasonably acceptable to Agent issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of Borrower and of every other jurisdiction in which Borrower has an office or is otherwise required to be in good standing, and (iv) copies of the resolutions of the Board of Directors and, if required, stockholders authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party, certified by an authorized officer of such Person as of the Closing Date.

                  "Chattel Paper" has the meaning given such term in the UCC.

                  "Closing" shall mean the satisfaction, or written waiver by Agent, of all of the conditions precedent set forth in this Agreement required to be satisfied prior to the consummation of the transactions contemplated hereby.

                  "Closing Date" shall mean the date the Closing occurs.

                  "Collateral" shall mean, collectively and each individually, all collateral and/or security granted and/or securities pledged to Agent, for the benefit of itself and Lenders, by Borrower and/or Guarantors, if any, pursuant to the Loan Documents including, without limitation, the items set forth in Section 2.14 of this Agreement.

                  "Commitment" or "Commitments" shall mean, (i) with respect to the Revolving Facility, as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Advances, as set forth on Schedule 1 or in the most recent Lender Addition Agreement executed by such Revolving Lender, (ii) as to all Revolving Lenders, the aggregate commitment of all Lenders to make Advances, (iii) with respect to the Term Loan, as to any Term Lender, the aggregate commitment of such Term Lender to fund the Term Loan, as set forth on
Schedule 1 or in the most recent Lender Addition Agreement executed by such Term Lender, (iii) as to all Term Lenders, the aggregate commitment of all Term Lenders to fund the Term Loan, and (iv) as to all Lenders, the aggregate commitments of all Lenders to fund the Loans, in each case as the same may be reduced or terminated pursuant to Section 2.7, Article VIII or Section 12.2 as then in effect.

                  "Computer Hardware and Software" shall mean all of Borrower's rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever) and any other Software; (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, Software and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

                  "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Contract Right" shall mean any right of Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

                  "Covenant Test Date" shall mean the last calendar day of each Accounting Quarter.

                  "Debtor Relief Law" shall mean, collectively, the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

                  "Default" shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.

                  "Deposit Account" shall mean, individually and collectively, any Blocked Accounts and all bank or other depository accounts of Borrower.

                  "Distribution" shall mean any fee, payment, bonus or other remuneration of any kind, and any repayment of or debt service on loans or other indebtedness.

                  "Document" has the meaning given such term in the UCC.

                  "Eligible Inventory Costs" shall mean the value of Borrower's saleable Inventory, after taking into account all discounts, which Inventory is maintained in the ordinary course of the Borrower's business which Agent, in its Permitted Discretion, deems Eligible Inventory Costs unless:

                  (a) such Inventory is not subject to a valid perfected first priority security interest in favor of Agent, for the benefit of itself and Lenders;

                  (b) any consent, license, approval or authorization required to be obtained by Borrower in connection with the granting of the security interest under the Security Documents or in connection with manufacture or sale of such Inventory has not been or was not duly obtained and is not in full force and effect;

                  (c) any covenant, representation or warranty contained in this Agreement or in any other Loan Document with respect to such Inventory has been breached and remains uncured;

                  (d)      such Inventory is not owned by Borrower;

                  (e) such Inventory does not comply, or was not manufactured in compliance, in all material respects with all applicable requirements of all statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, of any Governmental Authority, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments;

                  (f) such Inventory does not, or at the time of its purchase from the vendor did not, constitute "inventory" under Article 9 of the UCC as then in effect in the jurisdiction whose law governs perfection of the security interest;

                  (g) the Person for whose account such Inventory is being or was produced has commenced a voluntary case under any federal bankruptcy or state or federal insolvency laws or has made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in respect of such Person in an involuntary case under any federal bankruptcy or state or federal insolvency laws, or if any other petition or application for relief under any federal bankruptcy or state or federal insolvency laws has been filed against such Person, or if such Person has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

                  (h) the transfer of such Inventory to Borrower by vendor, supplier or other Person did not constitute a valid sale and transfer to Borrower of all right, title and interest of such Person in the Inventory enforceable against all creditors of and purchasers from the vendor;

                  (i) (A) Borrower is not the sole owner of all right, title and interest in and to such Inventory, (B) Borrower does not have a valid ownership interest therein free and clear of all Liens other than Liens granted under the Loan Documents, or (C) any offsets, defenses or counterclaims have been asserted or threatened in writing against such Inventory;

                  (j) such Inventory is not in good working order or is damaged;

                  (k) such Inventory is not located at a location which is covered by a Landlord Waiver and Consent;

                  (l) such Inventory consists only of packing materials, displays, supplies or discontinued product;

                  (m) such Inventory is subject to a bona fide dispute or is or has been classified by Borrower as counterfeit or fraudulent;

                  (n) such Inventory has been sold (excluding pre-billed Inventory), assigned, or otherwise encumbered by Borrower or any Guarantor except pursuant to the Loan Documents;

                  (o) such Inventory has been returned or is subject to a quality assurance hold;

                  (p) such Inventory is held as samples or for sale to employees;

                  (q)      such Inventory is in-transit;

                  (r) such Inventory constitutes custom work-in-process Inventory, custom finished goods, obsolete or slow-moving Inventory, private label Inventory (excluding private label Inventory for Craftsmen, Sears, Turf King and Ace Hardware);

                  (s) such Inventory consists of a discontinued product or prototype;

                  (t)      such Inventory is not located in the United States;
or

                  (u) such Inventory fails to meet such other specifications and requirements which may from time to time be established by Agent, or such Inventory otherwise is not satisfactory to Agent, as determined in the Permitted Discretion of Agent.

                  "Eligible Receivables" shall mean each Account arising in the ordinary course of Borrower's business from the sale of goods or rendering of services which Agent, in its Permitted Discretion, deems an Eligible Receivable unless:

                  (a) it is not subject to a valid perfected first priority security interest in favor of Agent, for the benefit of itself and Lenders, subject to no other Lien;

                  (b) it is not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent; provided, that Agent in its sole discretion may from time to time include as Accounts that are not evidenced by an invoice, statement or other documentary evidence satisfactory to Agent as Eligible Receivables and determine the advance rates, liquidity factors and reserves applicable to Advances made on any such Accounts;

                  (c) it arises out of services rendered or a sale made to, or out of any other transaction between with, one or more affiliates of Borrower;

                  (d) it remains unpaid for longer than 60 calendar days after the original due date;

                  (e) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, if more than 25% of the aggregate balance of all such Accounts owing from such Account Debtor and/or its affiliates remain unpaid for longer than 60 calendar days after the original due date;

                  (f) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, 50% or more of all such Accounts are not deemed Eligible Receivables for any reason hereunder (which percentage may, in Agent's sole discretion, be increased or decreased);

                  (g) with respect to all Accounts owed by any particular Account Debtor and/or its affiliates, if such Accounts exceed 10% (such percentage or any other percentage now or hereafter established for any particular Account Debtor, a "CONCENTRATION LIMIT") of the gross dollar value of all Eligible Receivables at any one time; provided, that the Concentration Limit for each of the following Account Debtors shall be as follows: Home Depot - 35%, Sears - 35%, Lowe's - 35% (all of which Concentration Limits may, in Agent's Permitted Discretion, be increased or decreased);

                  (h) any covenant, agreement, representation or warranty contained in any Loan Document with respect to such Account has been breached and remains uncured;

                  (i) the Account Debtor for such Account has commenced a voluntary case under any Debtor Relief Law or has made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in respect of such Account Debtor in an involuntary case under any Debtor Relief Law, or any other petition or application for relief under any Debtor Relief Law has been filed against such Account Debtor, or such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, or Borrower, in the ordinary course of business, should have known of any of the foregoing;

                  (j) it arises from the sale of property or services rendered to one or more Account Debtors outside the continental United States or that have their principal place of business or chief executive offices outside the continental United States;

                  (k) it represents the sale of goods or rendering of services to an Account Debtor on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper or an instrument of any kind or has been reduced to judgment;

                  (l) the applicable Account Debtor for such Account is any Governmental Authority, unless rights to payment of such Account have been assigned to Agent, for the benefit of itself and Lenders, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, et seq. and 41 U.S.C. Section 15, et seq.), or otherwise all with applicable statutes or regulations respecting the assignment of government Accounts have been complied with;

                  (m) it is subject to any offset, credit (including any resource or other income credit or offset), deduction, defense, discount, chargeback, freight claim, allowance, adjustment, dispute or counterclaim, or is contingent in any respect or for any reason;

                  (n) there is any agreement with an Account Debtor for any deduction from such Account, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each invoice related thereto, such that only the discounted amount of such Account after giving effect to such discounts and allowances shall be considered an Eligible Receivable;

                  (o) any return, rejection or repossession of goods or services related to it has occurred;

                  (p)      it is not payable to Borrower;

                  (q) Borrower has agreed to accept or has accepted any non-cash payment for such Account;

                  (r) it constitutes a re-billing of an amount previously billed;

                  (s) with respect to any Account arising from the sale of goods, the goods have not been shipped to the Account Debtor or its designee;

                  (t) with respect to any Account arising from the performance of services, the services have not been actually performed or the services were undertaken in violation of any law;

                  (u) it was generated during December, January, February or March and has a due date on or after the following July 1;

                  (v)      it constitutes a billing for a sample; or

                  (w) it fails to meet such other specifications and requirements which may from time to time be established by Agent or is not otherwise satisfactory to Agent, as determined in Agent's Permitted Discretion and as communicated to Borrower within a reasonable time of such determination by Agent.

                  "Environmental Laws" shall mean, collectively and each individually ,the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, any other "Superfund" or "Superlien" law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, in each case, as amended, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

                  "Equipment" has the meaning given such term in the UCC.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Event of Default" shall mean the occurrence of any event set forth in Article VIII.

                  "Excess Availability" shall mean (i) the lesser of (a) the Facility Cap and (b) Availability, minus (ii) the outstanding balance of all Advances and Letter of Credit Obligations.

                  "Excess Cash Flow" shall mean, for any fiscal year, without duplication, an amount equal to the sum of (i) EBITDA (less any Make Well Investment included in such calculation), plus (ii) an amount equal to the aggregate net cash proceeds of the sale, lease, transfer or other disposition of assets by Borrower during such period to the extent not (a) reinvested in other assets constituting Collateral upon which Agent has a first and prior Lien, or
(b) required to be applied to mandatory prepayments or payments on the Indebtedness of Borrower, less (iii) cash taxes and cash interest paid, plus
(iv) the amount of any tax refunds or credits received by Borrower during such period, less (v) an amount equal to the non-financed Capital Expenditures of Borrower for such period, less (vi) an amount equal to all principal payments on the Term Loan, less (vii) an amount equal to any stock repurchases made by Borrower in cash.

                  "Facility Cap" shall mean $32,500,000, subject to adjustment as provided in this Agreement.

                  "Fair Valuation" shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's length transaction.

                  "Fixtures" has the meaning given such term in the UCC.

                  "Foreign Subsidiary" shall mean Razorback International, Limited, which is a direct, wholly-owned Subsidiary of the Parent.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" has the meaning given such term in the UCC.

                  "Goods" has the meaning given such term in the UCC.

                  "Governmental Authority" shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia, including but not limited to the Federal Communications Commission and any similar state regulatory authority.

                  "Government Account" shall be defined to mean all Accounts arising out of or with respect to any Government Contract.

                  "Government Contracts" shall mean all contracts with the United States government or any other Governmental Authority or any agency of any of the foregoing, and all amendments, modifications and supplements thereto.

                  "Guarantor" shall mean, collectively and each individually, McGuire-Nichols Company, Inc., VHG Tools, Inc., VSI Fasteners, Inc., Hawthorne Tools, Inc., Pinetree Tools, Inc., and any other guarantors of the Obligations or any part thereof.

                  "Guaranty" shall mean, collectively and each individually, all guarantees executed by any Guarantors including, without limitation, any guarantees set forth in any Stock Pledge Agreement executed by any Person relating to the securities of Borrower or any of its Subsidiaries.

                  "Hazardous Substances" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

                  "HLHZ Note" shall mean the 12% Convertible Note Due 2005, dated the Closing Date from Parent, payable to Houlihan Lokey Howard & Zukin, in the principal amount of $1,200,000.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP would constitute Indebtedness (specifically excluding any operating lease), (b) all indebtedness secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock, equity or other ownership interest purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                  "Instrument" has the meaning given such term in the UCC.

                  "Intellectual Property" shall mean all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

                  "Intellectual Property Security Agreement" shall mean that certain Intellectual Property Security Agreement executed by Borrower in favor of Agent, for the benefit of itself and Lenders, as such may be modified, amended or supplemented from time to time.

                  "Inventory" shall mean all "inventory" (as defined in the UCC) of Borrower (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Investment Property" shall have the meaning given such term in the UCC.

                  "Issued Shares" shall mean those certain 319,109 shares of common stock of Parent issued to CapitalSource Holdings LLC on the Closing Date.

                  "Landlord Waiver and Consent" shall mean a waiver/consent in form and substance reasonably satisfactory to Agent from the owner/lessor of any premises not owned by Borrower at which any of the Collateral is now or hereafter located for the purpose of providing Agent access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

                  "L/C Issuer" shall mean The Provident Bank, an Ohio banking corporation, as long as it remains a Lender under this Agreement.

                  "Lender Addition Agreement" shall mean an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans and other interests under this Agreement and the other Loan Documents, in form and substance acceptable to Agent.

                  "Lenders" shall mean the financial institutions, from time to time named on Schedule A under the headings "Revolving Lenders" and "Term Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any participant that is not otherwise a party to this Agreement).

                  "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn amount of all Standby Letters of Credit and (ii) the aggregate unreimbursed amount of all drawn Standby Letters of Credit.

                  "Letter-of-Credit Right" shall mean a letter-of-credit right as defined in the UCC.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, transfer or other restriction, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" shall mean, individually and collectively, the Term Loan and the Revolving Facility and all Advances thereunder.

                  "Loan Documents" shall mean, collectively and each individually, this Agreement, the Notes, the Security Documents, the Guarantees, the Uniform Commercial Code Financing Statements, the 2002 Subordinated Debt (limited to the subordination provisions thereof), the HLHZ Note (limited to the subordination provisions thereof), the Landlord Waiver and Consents, the Borrowing Certificates and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent or Lenders in connection with any of the foregoing or the Loans, as the same may be amended, modified or supplemented from time to time.

                  "Make Well Investment" shall mean (i) one or more cash equity investments in Parent in an aggregate amount not to exceed $2,000,000 during the Term, which investment is made within five (5) days after the applicable reporting requirement deadline set forth in Section 6.1(a)(ii), and the proceeds of such investment are used to prepay the Term Loan; provided, however, any such investment shall not be permitted in two consecutive calendar quarters, and (ii) one or more cash equity investments in Parent in an aggregate amount not to exceed $2,000,000 during the Term, to the extent such investment is equal to documented non-recurring project expenses that are not included as an add-back to Adjusted EBITDA pursuant to Schedule A-1 and the proceeds of such investment are used to prepay the Term Loan; provided, however, any such investment shall not be permitted in more than two consecutive calendar quarters.

                  "Material Adverse Effect" or "Material Adverse Change" shall mean any event, condition or circumstance or set of events, conditions or circumstances or any change(s) which (i) has, had or could reasonably be expected to have any material adverse effect upon or change in the validity or enforceability of any Loan Document, (ii) has been or could reasonably be expected to be material and adverse to the value of any of the Collateral taken as a whole or to the business, operations, properties, assets or liabilities of Borrower and/or any Guarantor, taken as a whole, or (iii) has materially impaired or could reasonably be expected to materially impair the ability of Borrower or any Guarantor to perform the Obligations or to consummate the transactions under the Loan Documents executed by such Person.

                  "Mortgages" shall mean, collectively, the Open-End Mortgage, Security Agreement, Assignments of Rents and Fixture Filings to be filed in Ohio and the Mortgage, Security Agreement and Assignment of Leases, Rents and Profits, and Fixture Filing to be filed in New York, in each case executed by Union in favor of Agent, for the benefit of itself and Lenders, and by which Union granted and conveyed to Agent, for the benefit of itself and Lenders, as security for the Obligations, a Lien upon each of the Real Properties.

                  "Maturity Date" shall mean the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Agent's demand upon an Event of Default, and (ii) the last day of the Term.

                  "Negative Pledge Agreement" shall mean the Negative Pledge Agreements executed by Union in favor of Agent covering all owned real property of Borrower and Guarantors which is not subject to a Mortgage.

                  "New Shares" shall mean all shares of common stock of Parent granted under Parent's Management Restricted Stock Plan and Director Restricted Stock Plan, and created due to the conversion of the HLHZ Note, the 2002 Subordinated Debt and the Series A Preferred Stock.

                  "Note" shall mean, collectively and each individually, the Revolving Notes and the Term Notes.

                  "Obligations" shall mean all present and future obligations, Indebtedness and liabilities of Borrower and/or any Guarantor to Agent or Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including, without limitation, all of the foregoing under any of the Loan Documents or otherwise relating to Notes and/or Loans, or arising out of overdrafts on checking, deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of a Person's non-receipt of, or inability to collect, funds or otherwise not being made whole in connection with depository transfer checks or other similar arrangements, including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by Agent or Lenders on behalf of or for the benefit of Borrower and/or any Guarantor for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person.

                  "Payment Office" shall mean initially the address set forth beneath the Agent's name on the signature page of this Agreement, and thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

                  "Permit" shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.

                  "Permitted Discretion" shall mean a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

                  "Permitted Indebtedness" shall mean Indebtedness of Borrower permitted under Section 7.2.

                  "Permitted Securities" shall mean (i) the HLHZ Note, (ii) the notes issued in connection with 2002 Subordinated Debt, (iii) the Series A Preferred Stock, (iv) any common stock issued in connection with the 2002 Rights Offering, (v) the Issued Shares and (vi) any other shares of equity capital stock of Parent that by their terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or otherwise (A) do not mature and are not putable or redeemable pursuant to a sinking fund obligation or otherwise, (B) are not convertible or exchangeable for Indebtedness or any securities that are not Permitted Securities, (C) are not redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date six months after the earlier of the end of the Term or the actual indefeasible payment in full of the Obligations, (D) do not have payments of dividends on or prior to the date six months after the earlier of the end of the Term or the actual indefeasible payment in full of the Obligations, and (E) are unsecured and by operation of law or by legally binding agreement are subordinated in right of repayment, liens, security and remedies to all of the Obligations and to all of Lenders' rights, Liens and remedies.

                  "Person" shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

                  "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest announced publicly from time to time by Citibank, N.A. as its base rate; provided, that such rate is not necessarily the best rate offered to its customers, and, should Agent be unable to determine such rate, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Agent; provided, that each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

                  "Priority Permitted Liens" shall mean Permitted Liens contemplated by and permitted pursuant to Section 7.3(e) and/or (g).

                  "Pro Rata Share" shall mean (a) with respect to matters relating to a particular Commitment of a Revolving Lender, Advances or any Standby Letter of Credit, the percentage obtained by dividing (i) such Commitment of that Revolving Lender by (ii) all such Commitments of all Revolving Lenders; provided, however, that if any Commitment is terminated pursuant to the terms hereof or any Lender does not fund an Advance because of the existence of an Event of Default, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Revolving Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment, (b) with respect to matters relating to a particular Term Loan of a Term Lender, the percentage obtained by dividing (i) the aggregate amount of such Term Lender's outstanding Term Loans by (ii) the aggregate amount of all outstanding Term Loans, and (c) with respect to all other matters, the percentage obtained by dividing (i) the aggregate amount of a Lender's Loans outstanding and such Lender's Commitment by (ii) the aggregate amount of all Lenders' Loans outstanding and all Lender's Commitments; in any case as such percentage may be adjusted by assignments permitted pursuant to Section 12.3.

                  "Real Property" shall mean that certain real property of Union located in (a) Hebron, Ohio, (b) Delaware, Ohio, and (c) Frankfort, New York, each as more particularly described in its respective Mortgage.

                  "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of the Closing Date among Parent, CapitalSource Holdings LLC, OCM Principal Opportunities Fund, L.P. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                  "Requisite Lenders" shall mean (a) with respect to matters relating to Revolving Lenders, Revolving Lenders holding or being responsible for 50.1% or more of the sum of (a) all outstanding Revolving Loans and Letter of Credit Obligation, and all unutilized Commitments to make Advances, and (b) with respect to matters relating to Term Lenders, Term Lenders holding or being responsible for 50.1% or more of the sum of all outstanding Term Loans, and (c) with respect to all other matters, Lenders holding or being responsible for 50.1% or more of all outstanding Loans and unutilized Commitments.

                  "Revolving Lenders" shall mean the financial institutions from time to time named on Schedule 1 under the heading "Revolving Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement).

                  "Revolving Loans" shall mean, collectively, the Advances made by Revolving Lenders to Borrower in the maximum aggregate principal amount equal to the Facility Cap.

                  "Revolving Note(s)" shall mean, individually and collectively, the Revolving Notes and any additional promissory note(s) payable to the order of each Revolving Lender executed by Borrower evidencing the Revolving Facility and Advances thereunder, as the same may be modified, amended or supplemented from time to time.

                  "Security Agreement" shall mean, collectively and individually, all security agreements executed by any Guarantor, in each case, as may be modified, amended or supplemented from time to time.

                  "Security Documents" shall mean this Agreement, Intellectual Property Security Agreement, Mortgages, Negative Pledge Agreements, each Guaranty, Security Agreement, Stock Pledge Agreements, Lockbox Agreements, Uniform Commercial Code Financing Statements and all other documents or instruments necessary to create or perfect the Liens in the Collateral, as such may be modified, amended or supplemented from time to time.

                  "Series A Preferred Stock" shall mean the preferred stock issued pursuant to the 2002 Purchase Agreement.

                  "Software" shall mean software as defined in the UCC.

                  "Standby Letters of Credit" shall mean those stand-by letters of credit issued for Borrower's account in accordance with the terms of Section 2.6.

                  "Stockholders' Rights Agreement" shall mean that certain Stockholders' Rights Agreement dated as of the Closing Date, among Parent, CapitalSource Holdings LLC, OCM Principal Opportunities Fund, L.P. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                  "Stock Pledge Agreement" shall mean, collectively and individually, if applicable, all stock pledge agreements executed by and between Borrower, and/or Guarantors and Agent and/or Lenders, in each case as such may be modified, amended or supplemented from time to time.

                  "Subordinated Debt" shall mean the HLHZ Note, the 2002 Subordinated Debt and any other Indebtedness of Borrower that has a cash interest payment requirement of no more than 12% per annum, does not require any principal amortization prior to June 28, 2007, is unsecured, subordinated in right of repayment, liens, security and remedies to all of the Obligations and to all of Agent's and Lenders' rights, Liens and remedies and in form and substance satisfactory to Agent in its sole discretion.

                  "Subsidiary" shall mean, (i) as to Borrower, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by Borrower or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person's Subsidiaries.

                  "Supporting Obligation" shall mean supporting obligation as defined in the UCC.

                  "Termination Fee" shall mean an amount equal to (i) the Yield Maintenance Fee, if such Termination is after the Closing Date but on or before June 28, 2004 or (ii) 1% of the Commitment then in effect if such Termination is after June 28, 2004 but on or before June 28, 2005; provided, however, if such Termination results from a sale of all of the capital stock of Borrower or a Change of Control described in clause (i), (ii) (iv) or (v) of the definition of Change of Control, then such fee shall be equal to (i) the Yield Maintenance Fee, if such Termination is after the Closing Date but on or before June 28, 2003 or (ii) 1% of the Commitment then in effect if such Termination is after June 28, 2003 but on or before June 28, 2004.

                  "Term" shall mean the period commencing on the Closing Date and ending on December 28, 2004; provided, that this period shall be automatically extended to June 28, 2007 when Parent completes the 2002 Rights Offering, and the 2002 Subordinated Debt and the Series A Preferred Stock are converted to common stock of Parent.

                  "Term Lenders" shall mean the financial institutions from time to time named on Schedule 1 under the heading "Term Lenders", their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that is not otherwise a party to this Agreement.

                  "Term Loan" shall mean, collectively, the term loans made by Term Lenders to Borrower in the maximum aggregate principal amount of the Maximum Loan Amount.

                  "Term Note(s)" shall mean, individually and collectively, the Term Note and any additional promissory note(s) payable to the order of each Term Lender executed by Borrower evidencing the Term Loan thereunder, as the same may be modified, amended or supplemented from time to time.

                  "Test Period" shall mean the trailing four (4) Accounting Quarter-period ending on the applicable Covenant Test Date as specified in this Agreement or any annex hereto, in each case taken as one accounting period.

                  "2002 Purchase Agreement" shall mean the Purchase Agreement dated as of June 26, 2002, by and among Parent, Union and the 2002 Purchasers.

                  "2002 Purchasers" shall mean TCW Special Credits Fund III, TCW Special Credits Fund IIIB, TCW Special Credits Trust IIIB, The Common Fund For Bond Investments, Inc., Delaware State Employees' Retirement Fund, Weyerhaeuser Company Master Retirement Trust (TCW), TCW Special Credits Trust, TCW Special Credits Trust IV, TCW Special Credits Trust IV-A, TCW Special Credits Fund IV, TCW Special Credits Plus Fund and OCM Principal Opportunities Fund, L.P.

                  "2002 Rights Offering" shall mean the offering to all shareholders of Parent the opportunity to purchase shares of common stock of Parent, in form and substance acceptable to Agent in its sole discretion.

                  "2002 Subordinated Debt" shall mean the Subordinated Debt of Parent to the 2002 Purchasers incurred pursuant to the 2002 Purchase Agreement and evidenced by that certain 12% Convertible Note Due 2005, dated the Closing Date, in the principal amount of $10,000,000.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time.

                  "Yield Maintenance Fee" shall mean an amount equal to the difference between (x) the maximum total interest and fees which could be earned on the Loans through June 28, 2004 (or, if such Yield Maintenance Fee is computed because of the proviso in the definition of "Termination Fee", June 28,
2003), and (y) the total interest and fees actually paid by the Borrower to the Lenders on the Loans prior to the date of prepayment.

                                   SCHEDULE A

                               Lenders/Commitments

         REVOLVING LENDERS                                                          REVOLVING COMMITMENT
         -----------------                                                          --------------------
         CAPITALSOURCE FINANCE LLC                                                      $22,500,000
         4445 Willard Avenue, 12th Floor
         Chevy Chase, Maryland 20815

         THE PROVIDENT BANK                                                             $10,000,000
         One East Fourth Street, 216A
         Cincinnati, Ohio  45202
                                                                                        -----------
         TOTAL:                                                                         $32,500,000
                                                                                        ===========

         TERM LENDERS                                                                    TERM LOAN
         ------------                                                                   -----------
         CAPITALSOURCE FINANCE LLC                                                      $12,500,000
         4445 Willard Avenue, 12th Floor
         Chevy Chase, Maryland 20815
                                                                                        -----------
         TOTAL:                                                                         $12,500,000
                                                                                        ===========

                                  SCHEDULE A-1

                            Adjusted EBITDA Add-Backs

1. Expenses related to the relocation of the Columbus, OH Distribution Center of up to $2,600,000 incurred during fiscal year 2002.

2. Expenses related to the capital restructuring and sale of Borrower of up to $1,900,000 incurred during the period from May 1, 2002 until December 31, 2002.

3. Expenses related to customer buybacks of up to $500,000 for each fiscal year.

4.       Management incentive expenses of up to $750,000 for fiscal year 2002.

5.

        HISTORICAL ADJUSTMENTS TO EBITDA                   Q3FY01            Q4FY01         Q1FY01         APR-02
        --------------------------------                   ------            ------         ------         ------
        Post Retirement Medical                             (1,350)             --             --             --
        Workers Comp - Prior Yrs                               300             200             --             --
        Mgmt Incentive - Restr Stk and Comp                     --             312            579             --
        Sale/Recapitalization Exp                               --             539             --            104
        Payless Preference Claim                                --             300             --             --
        Distribution Center                                     --              --             --             53
        Customer Buyback                                        --              --            362             --
        Loss on Asset Disposal                                  --              --             --             32
        Assembly Project                                        --              --             --             --
                 Total Adjustments                          (1,050)           1,351            941            189

6. Other historical adjustments to EBITDA through the Term, in each case subject solely to the approval of Agent.

* All of such expenses must be supported by documentation sufficient to Agent in its Permitted Discretion.